Execution Version 4910-0746-2608 AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 29, 2026 among RILEY EXPLORATION PERMIAN, INC. as Parent RILEY EXPLORATION - PERMIAN, LLC as Borrower THE LENDERS FROM TIME TO TIME PARTY HERETO and TRUIST BANK as Administrative Agent and Issuing Bank TRUIST SECURITIES, INC. as Left Lead Arranger and Sole Bookrunner CITIZENS BANK, N.A., FIFTH THIRD BANK, N.A., KEYBANC CAPITAL MARKETS INC. and MIZUHO BANK, LTD. as Joint Lead Arrangers and FIRST HORIZON BANK as Co-Syndication Agent

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS; CONSTRUCTION		**1**
Section 1.1.	Definitions	1
Section 1.2.	Classifications of Loans and Borrowings	36
Section 1.3.	Accounting Terms and Determination	36
Section 1.4.	Terms Generally	36
Section 1.5.	Time of Day	37
Section 1.6.	Divisions	37
Section 1.7.	Rates	37
Section 1.8.	Letter of Credit Amounts	38
ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS		**38**
Section 2.1.	General Description of Facility	38
Section 2.2.	Loans	38
Section 2.3.	Procedure for Borrowings	38
Section 2.4.	Borrowing Base	38
Section 2.5.	Funding of Borrowings	41
Section 2.6.	Interest Elections	42
Section 2.7.	Optional Reduction and Termination of Commitments; Aggregate Elected Commitment Amount	42
Section 2.8.	Repayment of Loans	46
Section 2.9.	Evidence of Indebtedness.	46
Section 2.10.	Optional Prepayments	46
Section 2.11.	Mandatory Prepayments.	47
Section 2.12.	Interest on Loans.	48
Section 2.13.	Fees.	49
Section 2.14.	Computation of Interest and Fees.	49
Section 2.15.	Inability to Determine Interest Rates; Benchmark Replacement Setting	50
Section 2.16.	Illegality	52
Section 2.17.	Increased Costs.	52
Section 2.18.	Funding Indemnity	53
Section 2.19.	Taxes.	54
Section 2.20.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs.	57
Section 2.21.	Letters of Credit.	59
Section 2.22.	Mitigation of Obligations	65
Section 2.23.	Replacement of Lenders	65
Section 2.24.	Defaulting Lenders.	65
ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT		**68**
Section 3.1.	Conditions to Effectiveness	68
Section 3.2.	Conditions to Each Credit Event	71
Section 3.3.	Delivery of Documents	72
ARTICLE IV REPRESENTATIONS AND WARRANTIES		**72**
Section 4.1.	Existence; Power	72
Section 4.2.	Organizational Power; Authorization	72
Section 4.3.	Governmental Approvals; No Conflicts	72

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Section 4.4.	**Financial Statements**	72
Section 4.5.	**Litigation and Environmental Matters.**	73
Section 4.6.	**Compliance with Laws and Agreements**	74
Section 4.7.	**Investment Company Act**	74
Section 4.8.	**Taxes**	74
Section 4.9.	**Margin Regulations**	74
Section 4.10.	**ERISA**	74
Section 4.11.	**Ownership of Property; Insurance**	75
Section 4.12.	**Disclosure**	76
Section 4.13.	**Labor Relations**	77
Section 4.14.	**Subsidiaries**	77
Section 4.15.	**Solvency**	77
Section 4.16.	**Deposit and Disbursement Accounts**	77
Section 4.17.	**Collateral Documents.**	77
Section 4.18.	**Restriction on Liens**	78
Section 4.19.	**Material Agreements**	78
Section 4.20.	**Sanctions and Anti-Corruption Laws**	78
Section 4.21.	**Outbound Investment Rules**	79
Section 4.22.	**Gas Imbalances; Prepayments**	79
Section 4.23.	**Marketing of Production**	79
Section 4.24.	**Hedging Transactions and Qualified ECP Guarantor**	79
Section 4.25.	**Affected Financial Institutions**	79

ARTICLE V AFFIRMATIVE COVENANTS **80**

Section 5.1.	**Financial Statements and Other Information**	80
Section 5.2.	**Notices of Material Events**	82
Section 5.3.	**Existence; Conduct of Business**	83
Section 5.4.	**Compliance with Laws**	83
Section 5.5.	**Payment of Obligations**	84
Section 5.6.	**Books and Records**	84
Section 5.7.	**Visitation and Inspection**	84
Section 5.8.	**Maintenance of Properties; Insurance**	84
Section 5.9.	**Use of Proceeds; Margin Regulations**	85
Section 5.10.	**Intentionally Omitted**	86
Section 5.11.	**Cash Management**	86
Section 5.12.	**Additional Subsidiaries and Collateral.**	86
Section 5.13.	**Reserve Reports.**	87
Section 5.14.	**Title Information**	88
Section 5.15.	**Additional Mortgaged Property**	89
Section 5.16.	**Further Assurances**	89
Section 5.17.	**Environmental Matters.**	89
Section 5.18.	**Commodity Exchange Act Keepwell Provisions**	90
Section 5.19.	**Minimum Hedging**	90

ARTICLE VI FINANCIAL COVENANTS **91**

Section 6.1.	**Leverage Ratio**	91
Section 6.2.	**Current Ratio**	91
Section 6.3.	**Cure Right**	91

ARTICLE VII NEGATIVE COVENANTS **91**

Section 7.1.	**Indebtedness and Preferred Equity**	92

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Section 7.2.	Liens	93
Section 7.3.	Fundamental Changes; Nature of Business	94
Section 7.4.	Investments, Loans	95
Section 7.5.	Restricted Payments	96
Section 7.6.	Sale of Properties; Termination of Hedging Transactions	97
Section 7.7.	Transactions with Affiliates	98
Section 7.8.	Restrictive Agreements	99
Section 7.9.	Sale and Leaseback Transactions	99
Section 7.10.	Hedging Transactions.	99
Section 7.11.	Amendment to Material Documents	100
Section 7.12.	Sale or Discount of Receivables	100
Section 7.13.	Accounting Changes	100
Section 7.14.	Agreements Governing Senior Notes	101
Section 7.15.	Outbound Investment Rules	101
Section 7.16.	Gas Imbalances, Take-or-Pay or Other Prepayments	101
Section 7.17.	Senior Notes	101
Section 7.18.	Non-Qualified ECP Guarantors	101
Section 7.19.	Environmental Matters	101
Section 7.20.	Sanctions and Anti-Corruption Laws	102
ARTICLE VIII EVENTS OF DEFAULT		**102**
Section 8.1.	Events of Default	102
Section 8.2.	Application of Proceeds from Collateral	105
ARTICLE IX THE ADMINISTRATIVE AGENT		**106**
Section 9.1.	Appointment of the Administrative Agent.	106
Section 9.2.	Nature of Duties of the Administrative Agent	107
Section 9.3.	Lack of Reliance on the Administrative Agent	107
Section 9.4.	Certain Rights of the Administrative Agent	108
Section 9.5.	Reliance by the Administrative Agent	108
Section 9.6.	The Administrative Agent in its Individual Capacity	108
Section 9.7.	Successor Administrative Agent.	109
Section 9.8.	Withholding Tax	110
Section 9.9.	The Administrative Agent May File Proofs of Claim.	110
Section 9.10.	Authorization to Execute Other Loan Documents	111
Section 9.11.	Collateral and Guaranty Matters	111
Section 9.12.	Right to Realize on Collateral and Enforce Guarantee	111
Section 9.13.	Secured Bank Product Obligations and Hedging Obligations	111
Section 9.14.	Authority to Release Guarantors, Collateral and Liens	112
Section 9.15.	Erroneous Payments.	112
Section 9.16.	No Other Duties, Etc	114
ARTICLE X MISCELLANEOUS		**115**
Section 10.1.	Notices.	115
Section 10.2.	Waiver; Amendments.	118
Section 10.3.	Expenses; Indemnification.	120
Section 10.4.	Successors and Assigns.	122
Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process.	126
Section 10.6.	WAIVER OF JURY TRIAL	127
Section 10.7.	Right of Set-off	127
Section 10.8.	Counterparts; Integration	127

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iv Section 10.9. Survival ............................................................................................................. 128 Section 10.10. Severability ....................................................................................................... 128 Section 10.11. Confidentiality .................................................................................................. 128 Section 10.12. Interest Rate Limitation .................................................................................. 129 Section 10.13. Waiver of Effect of Corporate Seal ................................................................ 129 Section 10.14. Patriot Act and Beneficial Ownership Regulation ........................................ 129 Section 10.15. No Advisory or Fiduciary Responsibility ...................................................... 130 Section 10.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions ....................................................................................... 130 Section 10.17. Certain ERISA Matters ................................................................................... 130 Section 10.18. Acknowledgement Regarding Any Supported QFCs ................................... 131 Section 10.19. Electronic Signature ........................................................................................ 132 Section 10.20. SWAP INTERCREDITOR AGREEMENT .................................................. 133 Section 10.21. Reallocation of Maximum Loan Amount Under Existing Credit Agreement; Amendment and Restatement ....................................... 133

v Schedules Schedule I - Applicable Margin and Applicable Percentage Schedule II Pro Rata Shares, Elected Commitments and Maximum Loan Amounts Schedule 4.5 - Environmental Matters Schedule 4.11 - Insurance Schedule 4.14 - Subsidiaries Schedule 4.16 - Deposit and Disbursement Accounts Schedule 4.19 - Material Agreements Schedule 4.22 - Gas Imbalances; Prepayments Schedule 4.23 - Marketing of Production Schedule 4.24 - Hedging Transactions Schedule 7.1 - Existing Indebtedness Schedule 7.2 - Existing Liens Schedule 7.4 - Existing Investments Exhibits Exhibit A - Form of Assignment and Acceptance Exhibit B - Form of Promissory Note Exhibit 2.3 - Form of Notice of Borrowing Exhibit 2.6 - Form of Notice of Continuation/Conversion Exhibit 2.7(d)(ii)(D) - Form of Elected Commitment Increase Certificate Exhibit 2.7(d)(ii)(E) - Form of Additional Lender Certificate Exhibit 2.19 - Tax Certificates Exhibit 5.1(c) - Form of Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of October 29, 2026, by and among, RILEY EXPLORATION PERMIAN, INC., a Delaware corporation (“Parent”), RILEY EXPLORATION - PERMIAN, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”) and as issuing bank (the “Issuing Bank”). W I T N E S S E T H: WHEREAS, Parent, the Borrower, the Lenders, the Administrative Agent and the Issuing Bank previously entered into that certain Credit Agreement dated as of September 28, 2017, as amended by that certain First Amendment to Credit Agreement dated as of February 27, 2018, that certain Second Amendment to Credit Agreement dated as of November 9, 2018, that certain Third Amendment to Credit Agreement dated as of April 3, 2019, that certain Fourth Amendment to Credit Agreement dated as of October 15, 2019, that certain Fifth Amendment to Credit Agreement dated as of May 7, 2020, that certain Sixth Amendment to Credit Agreement dated as of August 31, 2020, that certain Seventh Amendment and Consent to Credit Agreement dated as of October 21, 2020, that certain Eighth Amendment to Credit Agreement dated as of March 5, 2021, that certain Ninth Amendment to Credit Agreement dated as of May 5, 2021, that certain Tenth Amendment to Credit Agreement dated as of October 12, 2021, that certain Eleventh Amendment to Credit Agreement dated as of April 29, 2022, that certain Twelfth Amendment to Credit Agreement dated as of October 25, 2022, that certain Thirteenth Amendment to Credit Agreement dated as of February 22, 2023, that certain Fourteenth Amendment to Credit Agreement dated as of April 3, 2023, that certain Fifteenth Amendment to Credit Agreement dated as of November 14, 2023, that certain Sixteenth Amendment to Credit Agreement dated as of December 13, 2024, that certain Seventeenth Amendment to Credit Agreement dated as of December 5, 2025 and that certain Eighteenth Amendment to Credit Agreement dated as of April 30, 2026 (as further amended, restated, supplemented or otherwise modified from time to time prior to the occurrence of the Closing Date hereof, the “Existing Credit Agreement”); WHEREAS, Parent, the Borrower, the Lenders, the Administrative Agent and the Issuing Bank desire to amend and restate the Existing Credit Agreement in its entirety on the terms of, and as set forth in, this Agreement; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent, the Borrower, the Lenders, the Administrative Agent and the Issuing Bank agree as follows: ARTICLE I DEFINITIONS; CONSTRUCTION Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified: “Acquisition” shall mean (a) any Investment by any Loan Party in any other Person organized in the United States (with substantially all of the assets of such Person and its Subsidiaries located in the United States), pursuant to which such Person shall become a Subsidiary of any Loan Party or shall be merged with any Loan Party or (b) any acquisition by any Loan Party of the assets of any Person (other than a Subsidiary of a Loan Party) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination

2 or transaction (and substantially all of such assets, division or business unit are located in the United States). With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith. “Additional Lender” has the meaning assigned to such term in Section 2.7(d)(i). “Additional Lender Certificate” has the meaning assigned to such term in Section 2.7(d)(ii)(E). “Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof. “Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent or otherwise acceptable to the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise; provided that, without limiting the generality of the foregoing, any Person that owns directly or indirectly more than 50% of Capital Stock having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “Control” such other Person. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto. “Aggregate Commitment Amount” shall mean the aggregate principal amount of the Aggregate Commitments from time to time. “Aggregate Commitments” shall mean, collectively, all Commitments of all Lenders at any time outstanding. “Aggregate Elected Commitment Amount” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.7(d). As of the Closing Date, the Aggregate Elected Commitment Amount is $450,000,000. “Aggregate Maximum Loan Amount” shall mean $1,000,000,000. As of the Closing Date, the Aggregate Maximum Loan Amount is as set forth on Schedule II. “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to each Loan Party (and their respective Unrestricted Subsidiaries) concerning or relating to bribery or corruption.

3 “Applicable Consolidated Total Debt” shall mean, as of any date of determination, (a) Consolidated Total Debt less (b) the amount of cash and cash equivalents held in accounts of any Loan Party as of such date; provided, that the amount of such cash and cash equivalents, in aggregate, deducted pursuant to this clause (b) shall not exceed an amount equal to the greater of (i) $45,000,000 and (ii) ten percent (10%) of the Borrowing Base in effect as of such date. “Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained. “Applicable Margin” shall mean (a) on the Closing Date and as of any date thereafter prior to the Qualifying Senior Notes Date, with respect to interest on all Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum set forth in the Borrowing Base Utilization Grid, based upon the Borrowing Base Utilization Percentage then in effect, provided in Schedule I under the caption “Applicable Margin and Applicable Percentage as of the Closing Date” and (b) on the Qualifying Senior Notes Date and as of any date thereafter, with respect to interest on all Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum set forth in the Borrowing Base Utilization Grid, based upon the Borrowing Base Utilization Percentage then in effect, provided in Schedule I under the caption “Applicable Margin and Applicable Percentage as of the Qualifying Senior Notes Date”. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 5.13(a), then the “Applicable Margin” shall mean the rate per annum set forth on the applicable grid when the Borrowing Base Utilization Percentage is at its highest level; provided further that upon the Borrower’s delivery of such Reserve Report the Applicable Margin shall revert to the Applicable Margin that would otherwise apply. “Applicable Percentage” shall mean, as of any date, with respect to the unused commitment fee as of any date, the percentage per annum set forth in the applicable Borrowing Base Utilization Grid, based upon the Borrowing Base Utilization Percentage then in effect, provided in Schedule I. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. The Applicable Percentage shall change when and as the relevant Borrowing Base Utilization Percentage changes. “Approved Counterparty” shall mean (a) BP, (b) Cargill, (c) any Person whose (or whose credit support provider’s) long term senior unsecured debt rating or issuer rating at the time a particular Hedging Transaction is entered into is A- or A3 by S&P or Moody’s (or their equivalent), respectively, or higher and (d) each other Person approved in writing from time to time by the Administrative Agent; provided, however, solely with respect to any Person that qualifies as an Approved Counterparty under the foregoing clause (a), (b) or (d), the Administrative Agent may, at the direction of the Required Lenders and by giving written notice thereof to the Borrower, elect to prospectively revoke such Person’s status as an Approved Counterparty for purposes of any Hedging Transaction entered into following the Borrower’s receipt of such notice if such Person does not qualify as an Approved Counterparty under the foregoing clause (c).

4 “Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Approved Petroleum Engineers” shall mean (a) Netherland Sewell & Associates, Inc. and (b) any other independent petroleum engineers reasonably acceptable to the Administrative Agent. “Asset Sale” shall have the meaning set forth in Section 7.6. “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent. “Availability Period” shall mean the period from the Closing Date to but excluding the Commitment Termination Date. “Available Free Cash Flow” means, as of any date on which Parent makes any Restricted Payment pursuant to Section 7.5(vi)(2)(B) in reliance on Available Free Cash Flow, the aggregate amount equal to: (a) Free Cash Flow for the four (4) fiscal quarter period ending on the last day of the fiscal quarter immediately preceding such date of determination for which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable, minus (b) the aggregate amount of all Restricted Payments previously made during the three most-recently completed Free Cash Flow Usage Periods and the then-current Free Cash Flow Usage Period, in each case, pursuant to Section 7.5(vi) (for the avoidance of doubt, whether or not made from Available Free Cash Flow pursuant to Section 7.5(vi)(2)(B)). “Available Tenor” shall mean, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.15. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

5 “Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default has occurred and is continuing. “Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services. For the avoidance of doubt, Bank Products shall not include or be considered to include any investment banking services. “Base Rate” shall mean for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50% per annum, (iii) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%, and (iv) zero percent (0.00%) per annum. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Lenders and the Issuing Banks may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Adjusted Term SOFR, respectively. “Base Rate Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then- current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(b). “Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); and

6 (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar- denominated syndicated credit facilities. “Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then- current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

7 announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.15. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Borrower Materials” shall have the meaning set forth in Section 10.1(b)(iv). “Borrowing” shall mean a borrowing consisting of Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

8 “Borrowing Base” shall mean at any time an amount equal to the amount determined in accordance with Section 2.4, as the same may be adjusted from time to time pursuant to this Agreement. “Borrowing Base Deficiency” shall mean, at the time in question, the amount by which the total Credit Exposures exceeds the Borrowing Base then in effect. “Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day. “BP” means BP Energy Company or one of its Affiliates. “Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a SOFR Loan, a determination of Term SOFR or Adjusted Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day. “Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Leases” shall mean, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. “Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act). “Cargill” shall mean Cargill, Incorporated, a corporation organized and existing under the laws of the State of Delaware, by and through its Cargill Risk Management Business Unit, and having its principal place of business at 9350 Excelsior Boulevard, Hopkins, Minnesota 55343, U.S.A. “Cash Collateralize” shall mean, in respect of any obligations, to deposit and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings). “Change in Control” shall mean the occurrence of one or more of the following events: (a) the failure of Parent to (i) directly own 100% of the Capital Stock of the Borrower or (ii) directly possess the power to direct or cause the direction of the management and policies of the Borrower; (b) (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Parent or the Borrower to any Person

9 or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the Permitted Investors, of 50% or more of the outstanding shares of the voting equity interests of Parent, or (iii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals who are Continuing Directors; and (c) any “change in control” or similar event occurs (as set forth in the agreements relating to Parent or the Borrower’s Capital Stock or Senior Notes) causing Parent or the Borrower or any of their respective Subsidiaries to repurchase or redeem, or pursuant to such event be required to repurchase or redeem, all or any part of the Capital Stock or Senior Notes that in the aggregate constitute Material Indebtedness, as applicable, of Parent or the Borrower, as applicable for cash. “Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued. “Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and, in the event there is a Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on such date, Section 3.2 have been satisfied or waived in accordance with Section 10.2. “Co-Invest Funds” shall mean any co- investment vehicle formed by any Yorktown Fund to directly invest in the Borrower or Parent. “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. “Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is, or purports to be, subject to a Lien created in favor of the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof pursuant to the terms of one or more Collateral Documents. “Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Mortgages, the Transfer Letters, the Control Account Agreements, the Swap Intercreditor Agreement and all other instruments and agreements now or hereafter executed and delivered by any Loan Party securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party, in each case in connection with any of the foregoing.

10 “Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder. The amount representing each Lender’s Commitment shall at any time be the least of (a) such Lender’s Maximum Loan Amount, (b) such Lender’s Pro Rata Share of the then effective Borrowing Base and (c) such Lender’s Elected Commitment, and for the avoidance of doubt notwithstanding anything herein to the contrary, any unused commitment fee provided for hereunder and under the applicable fee letter shall be determined by such least amount. “Commitment Termination Date” shall mean the earlier of (i) the Stated Termination Date and (ii) the date on which the Commitments are terminated pursuant to Section 2.7 or Section 8.1. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute. “Communications” shall have the meaning set forth in Section 10.1(b)(iv). “Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of Parent and the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c). “Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”). the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Cash Balance” shall mean, at any time, (a) the aggregate amount of cash and cash equivalents of the Loan Parties (determined in accordance with GAAP) minus (b) to the extent such amounts are included in the calculation of clause (a) of this definition, cash and cash equivalents of Loan Parties consisting of proceeds from an issuance of or capital contributions to Capital Stock of Parent or the Borrower or an issuance of Senior Notes by Parent or the Borrower that are deposited in a Controlled Account and with respect to which a Responsible Officer of Parent or the Borrower, as applicable, has certified in writing to the Administrative Agent (i) the amount of such proceeds, (ii) a description of such Capital Stock or such Senior Notes and (iii) a description of the intended use of such proceeds, minus (c) to the extent such amounts are included in the calculation of clause (a) of this definition, cash and cash equivalents of the Loan Parties (other than Parent) that are deposited in a Controlled Account and to be used by a Loan Party (other than Parent) to pay for the purchase or acquisition of Oil and Gas Properties by such Loan Party and with respect to which such Loan Party has entered into a binding and enforceable

11 purchase and sale agreement (and the Borrower has delivered a certificate of a Responsible Officer certifying the entry into such purchase and sale agreement); provided that the deduction provided for by this clause (c) shall only apply from the date such purchase and sale agreement is entered into until the closing or termination of such purchase and sale agreement (including, (x) with respect to amounts held in escrow, until release of such amounts and (y) with respect to amounts that will be paid after closing in accordance with the terms of such purchase agreement or related agreement, until payment of such amounts) minus (d) the amount of cash set aside to pay amounts then due and owing to unaffiliated third parties minus (e) the amount of cash for which the Loan Parties have issued checks or initiated wires or ACH transfers in order to utilize such cash (or will, (x) in the case of cash to be utilized by the Loan Parties for payment of accounts payable, within ten (10) Business Days issue checks or initiate wires or ACH transfers in order to utilize such cash and (y) in the case of cash to be utilized by the Loan Parties for purposes other than payment of accounts payable, within five (5) Business Days issue checks or initiate wires or ACH transfers in order to utilize such cash). “Consolidated Cash Balance Limit” shall mean, at any time, the greater of (a) $45,000,000 and (b) ten percent (10%) of the Borrowing Base in effect at such time. “Consolidated EBITDAX” shall mean, for Parent and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense for such period, (B) income tax expense determined on a consolidated basis in accordance with GAAP for such period, (C) depreciation, depletion, accretion and amortization determined on a consolidated basis in accordance with GAAP for such period, (D) exploration expenses determined on a consolidated basis in accordance with GAAP for such period, (E) non-cash charges resulting from the requirements of ASC 410, 718 and 815, any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, (F) transaction costs, expenses and charges incurred in connection with the Transactions, (G) transaction costs, expenses and charges with respect to the acquisition or disposition of Oil and Gas Properties or the incurrence, issuance, repayment, refinancing, amendment, restructuring or other modification of Indebtedness or issuance of Capital Stock, in each case including any transaction undertaken but not completed, incurred in such period up to an aggregate amount not to exceed $10,000,000 in any Fiscal Year, and (H) all other non-cash charges acceptable to the Administrative Agent determined on a consolidated basis, minus (iii) to the extent included in determining Consolidated Net Income, all noncash income added to Consolidated Net Income for such period (without duplication in respect of items considered in the definition of Consolidated Net Income hereunder); provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated an acquisition permitted by this Agreement or any sale, transfer or other disposition of any Person, business, property or assets permitted by this Agreement, Consolidated EBITDAX shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of. For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Consolidated EBITDAX, except to the extent provided in the last sentence of the definition of “Consolidated Net Income”. “Consolidated Interest Expense” shall mean, for Parent and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, total interest expense, including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period). For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Consolidated Interest Expense.

12 “Consolidated Net Income” shall mean, for Parent and its Subsidiaries for any period, the net income (or loss) of Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any write-ups of assets or write-downs of assets (other than the sale of inventory in the ordinary course of business), (iii) any equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary except to the extent of cash dividends actually received, (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent or any Subsidiary or the date that such Person’s assets are acquired by Parent or any Subsidiary, and (v) the cumulative effect of any change in GAAP. For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash during such period by any Unrestricted Subsidiary to Parent or to a Subsidiary, as the case may be. “Consolidated Total Debt” shall mean, as of any date, all Indebtedness of Parent and its Subsidiaries measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in subsection (xii) of the definition thereto. For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Consolidated Total Debt. “Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of Parent on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. “Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound. “Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and Truist Bank, as depositary bank, in each case in form and substance satisfactory to the Administrative Agent. “Controlled Account” shall have the meaning set forth in Section 5.11. “Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and LC Exposure. “Cure Right” shall have the meaning set forth in Section 6.3. “Current Assets” shall mean all current assets of Parent and its consolidated Subsidiaries as of any date of determination calculated in accordance with GAAP, and in any event including the unused amount of the Aggregate Commitments (but with respect to such unused Aggregate Commitments only to the extent that no Event of Default has occurred and is continuing hereunder), but excluding non-cash assets under ASC 815. For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Current Assets.

13 “Current Liabilities” shall mean all liabilities of Parent and its consolidated Subsidiaries that should, calculated in accordance with GAAP, be classified as current liabilities as of such applicable date of determination, and in any event including all Indebtedness payable on demand or within one year from such date of determination without any option on the part of the obligor to extend or renew beyond such year and all accruals for federal or other taxes based on or measured by income and due and payable within such year, but excluding the current portion of long-term Indebtedness required to be paid within one year, the current portion of any outstanding principal of Senior Notes required to be paid within one year, the aggregate outstanding principal balance of the Loans and Letters of Credit and non-cash obligations or representing a valuation account under ASC 815. For the avoidance of doubt, no amounts of the Unrestricted Subsidiaries of Parent and its Subsidiaries shall be taken into account in calculating Current Liabilities. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent reasonably determines that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion with the consent of the Borrower (which may not be unreasonably withheld or delayed). “Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Default Interest” shall have the meaning set forth in Section 2.12(b). “Defaulting Lender” shall mean, subject to Section 2.24(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or, to the extent an Issuing Bank has LC Exposure at such time, an Issuing Bank, to confirm in writing to the Administrative Agent, such Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such Issuing Bank or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit

14 of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender. “Defensible Title” shall mean as to any proved Oil and Gas Property, defensible title and such title held by a Loan Party that (i) entitles such Loan Party to receive not less than the “Net Revenue Interest” set forth in the most recent Reserve Report with respect to such proved Oil and Gas Property without reduction, suspension or termination throughout the productive life of such proved Oil and Gas Property except as otherwise disclosed in such Reserve Report; (ii) obligates such Loan Party to bear costs and expenses relating to operations on and the maintenance and development of each proved Oil and Gas Property in an amount not greater than the “Working Interest” set forth in the most recent Reserve Report with respect to such proved Oil and Gas Property (except to the extent that such Loan Party is obligated under an operating agreement to assume a portion of a defaulting or non-consenting party’s share of costs), without increase for the respective productive life of such proved Oil and Gas Property except as disclosed in such Reserve Report; and (iii) is free and clear of Liens prohibited by this Agreement under Section 7.2; provided that subsections (i) and (ii) are subject to any Asset Sales in compliance with Section 7.6 since delivery of such applicable Reserve Report. “Dollar(s)” and the sign “$” shall mean lawful money of the United States. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule II under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an increase, reduction or termination of the Aggregate Elected Commitment Amount pursuant to Section 2.7. “Elected Commitment Increase Certificate” has the meaning assigned to such term in Section 2.7(d)(ii)(D).

15 “Engineering Reports” has the meaning assigned such term in Section 2.4(c)(i). “Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including, without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, and the Hazardous Materials Transportation Act. For the purposes of this definition, Section 4.5 and Section 5.17, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) shall have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA and the term “oil and gas waste” shall mean wastes associated with the exploration, development, or production of crude oil or natural gas. “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” shall mean any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with Parent or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition

16 which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 9.15(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Impacted Loans” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.15(d). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” shall have the meaning set forth in Section 8.1. “Excepted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, other than any Lien imposed by ERISA; (iii) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising by operation of law in the ordinary course of business incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent for a period of more than thirty (30) days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iv) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and no such deposit account is intended by any Loan Party to provide collateral to the depository institution; (v) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Loan Party for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of

17 gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Loan Party or materially impair the value of such Property subject thereto; (vi) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business; (vii) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Indebtedness for borrowed money and that are taken into account in the applicable reserve report computing the net revenue interests and working interests of the Loan Parties warranted in the Collateral Documents or in this Agreement; (viii) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (ix) Liens arising under operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements, and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into by any Loan Party in the ordinary course of business provided that (a) such Liens do not secure borrowed money, (b) such Liens secure amounts that are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) such Liens are limited to the assets that are the subject of such agreements and (d) such Liens do not materially impair the use of the Property covered thereby for the purposes for which such Property is held by any Loan Party or materially impair the value of such Property subject thereto; provided, further that Liens described in clauses (i) through (iv) shall remain “Excepted Liens” under such clauses only for so long as no conclusive judgment to enforce such Lien has been determined by a court of competent jurisdiction to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders hereby implied or expressed by the permitted existence of such Excepted Liens. “Excess Cash” means, at any time, the amount (if any) by which the Consolidated Cash Balance exceeds the Consolidated Cash Balance Limit. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time. “Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office

18 or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19 and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” has the meaning assigned to such term in the Recitals hereof. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “Federal Flood Insurance” shall mean federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program. “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%). “FEMA” shall mean the Federal Emergency Management Agency, a component of the United States Department of Homeland Security that administers the National Flood Insurance Program. “Fiscal Quarter” shall mean any fiscal quarter of Parent or the Borrower, as the context may require. “Fiscal Year” shall mean any fiscal year of Parent or the Borrower, as the context may require. “Flood Insurance” shall mean, for any owned real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets or exceeds the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in commercially reasonable amounts at least up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Administrative Agent in its reasonable judgment, with deductibles not to exceed $250,000 for losses to buildings and $250,000 for losses to contents of buildings. “Flood Insurance Laws” shall mean collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (c) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect of any successor statute

19 thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time. “Floor” shall mean an interest rate equal to 0%. “Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Free Cash Flow” shall mean, for Parent and its Subsidiaries, for any Fiscal Quarter, (a) Consolidated EBITDAX for such Fiscal Quarter minus (b) the increase (or plus the decrease) in non-cash working capital (excluding, for the avoidance of doubt, non-cash assets and non-cash obligations in each case under ASC 815) from the preceding Fiscal Quarter minus (c) the sum, in each case without duplication, of the following amounts for such Fiscal Quarter: (i) the aggregate amount of all voluntary and scheduled cash repayments of Indebtedness by Parent or any of its Subsidiaries permitted in Section 7.1 (other than Indebtedness created pursuant to the Loan Documents or to the extent any such repayment is funded or financed with net cash proceeds from Indebtedness permitted hereunder) which cannot be reborrowed pursuant to the terms of such Indebtedness, (ii) the aggregate amount actually paid by Parent or any of its Subsidiaries in cash during such Fiscal Quarter on account of capital expenditures (other than to the extent any such amounts are funded or financed with net cash proceeds from an issuance of Capital Stock or Indebtedness permitted hereunder (excluding Indebtedness pursuant to the Loan Documents)), (iii) Consolidated Interest Expense paid in cash during such Fiscal Quarter by Parent or any of its Subsidiaries, (iv) income taxes paid in cash during such Fiscal Quarter by Parent or any of its Subsidiaries, (v) exploration expenses paid in cash during such Fiscal Quarter by Parent or any of its Subsidiaries (other than to the extent any such amounts are funded or financed with net cash proceeds from an issuance of Capital Stock or Indebtedness permitted hereunder (excluding Indebtedness pursuant to the Loan Documents)), (vi) Restricted Payments made in cash pursuant to Section 7.5(iv) or Section 7.5(v) during such Fiscal Quarter and Investments made pursuant to Section 7.4(l)(i) during such Fiscal Quarter, and (vii) to the extent not included in the foregoing and added back in the calculation of Consolidated EBITDAX, any other cash charge during such Fiscal Quarter that reduces the earnings of Parent and its Subsidiaries. “Free Cash Flow Usage Period” means, as of any date of determination, the period commencing on the most-recent date for which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable, and ending on (but not including) the next date on which such items are delivered pursuant to such Sections. “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3. “Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property,

20 securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” shall mean Parent and each of the Subsidiary Loan Parties. “Guaranty and Security Agreement” shall mean the Second Amended and Restated Guaranty and Security Agreement, dated as of the date hereof, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent. “Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including Hydrocarbons, petroleum or petroleum distillates, natural gas, oil, oil and gas waste, crude oil, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedge Evaluation Date” means any date in which financial statements pursuant to Section 5.1(a) or Section 5.1(b), as applicable, and an accompanying Compliance Certificate pursuant to Section 5.1(c) have been delivered. “Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender). “Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions. “Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof,

21 whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. “Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. “Increasing Lender” has the meaning assigned such term in Section 2.7(d)(i). “Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(f), trade payables overdue by more than one hundred twenty (120) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith by appropriate measures and for which adequate reserves are being maintained in accordance with GAAP), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party to the extent such Indebtedness is secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person on or prior to the date that is one year after the Stated Termination Date, (x) all Off-Balance Sheet Liabilities, (xi) any obligations of such Person owing in connection with any volumetric or production prepayments or take-or-pay arrangements and (xii) all net Hedging Obligations, which for purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venture, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Initial Reserve Report” shall mean that certain Reserve Report prepared by or under the supervision of the chief engineer of the Borrower dated as of July 1, 2026.

22 “Interest Period” shall mean with respect to any SOFR Borrowing, a period of one (1), three (3), six (6) or, with the consent of each Lender, twelve (12) months (in each case, subject to the availability thereof); provided that: (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day; (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; (iv) no Interest Period may extend beyond the Commitment Termination Date; and (v) no tenor that has been removed from this definition pursuant to Section 2.15(e) and not thereafter reinstated shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation. “Interim Redetermination” has the meaning assigned such term in Section 2.4(b). “Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.4(d). “Investments” shall have the meaning set forth in Section 7.4. “IRS” shall mean the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “ISP” has the meaning set forth in Section 2.21(j). “Issuing Bank” shall mean (i) Truist Bank, in its capacity as the issuer of Letters of Credit pursuant to Section 2.21 and (ii) any other Lender to the extent it has agreed in its sole discretion to act as an “Issuing Bank” hereunder and that has been approved in writing by the Borrower and the Administrative Agent as an “Issuing Bank” hereunder, in each case in its capacity as issuer of any Letter of Credit. Any Issuing Bank may, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

23 “LC Commitment” shall mean that portion of the Aggregate Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000. “LC Disbursement” shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Documents” shall mean, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable Issuing Bank and relating to such Letter of Credit. “LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Left Lead Arranger” shall mean Truist Securities, Inc., in its capacity as left lead arranger in connection with this Agreement. “Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, such Person has provided prior written notice to the Administrative Agent, which has been acknowledged by the Borrower, of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. “Lenders” shall have the meaning set forth in the introductory paragraph hereof, but does not include the Administrative Agent or the Issuing Banks in their respective capacities as the Administrative Agent or as an Issuing Bank. “Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.21 by an Issuing Bank for the account of the Borrower or a Subsidiary Loan Party pursuant to the LC Commitment. Letters of Credit shall be available by sight payment and not by deferred payment, acceptance or negotiation. For the avoidance of doubt, the term “Letter of Credit” shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of an Issuing Bank) that is supported by a Letter of Credit issued by any Issuing Bank hereunder pursuant to a back-stop or counter-standby structure.

24 “Leverage Ratio” shall mean, as of the last day of any Fiscal Quarter, the ratio of (i) an amount equal to Applicable Consolidated Total Debt as of the last day of such Fiscal Quarter to (ii) Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on such date. “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing, or any preference, priority or other security agreement or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having the same economic effect as any of the foregoing). “Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement. “Loan Parties” shall mean Parent, the Borrower and the Subsidiary Loan Parties. “Loans” shall mean all loans in the aggregate or any of them, as the context may require, made by a Lender to the Borrower under its Commitment, which may either be Base Rate Loans or SOFR Loans. “Material Adverse Effect” shall mean any material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition or assets of Parent and its Subsidiaries taken as a whole, (ii) the ability of each of Parent and the Borrower to perform its obligations under the Loan Documents, (iii) the ability of the Loan Parties (other than Parent and the Borrower), as a whole, to perform their obligations under the Loan Documents, (iv) the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under any of the Loan Documents or (v) the legality, validity or enforceability against any Loan Party of any of the Loan Documents to which it is a party. “Material Agreements” shall mean (a) (i) all agreements, indentures or notes governing the terms of any Material Indebtedness and (ii) all employment and non-compete agreements with management and (b) all other agreements, documents, contracts, indentures and instruments pursuant to which a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect. “Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit, or Indebtedness described in section (b) of the definition of Bank Products) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to- Market Exposure of such Hedging Obligations. “Maximum Loan Amount” shall mean as to each Lender, such Lender’s Pro Rata share of the Aggregate Maximum Loan Amount, as such commitment may be (i) modified from time to time pursuant to Section 2.4 or Section 2.7 and (ii) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. “Minimum Hedging Percentage” shall have the meaning set forth in Section 5.19. “Moody’s” shall mean Moody’s Investors Service, Inc.

25 “Mortgaged Property” shall mean any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Mortgages. “Mortgages” shall mean each mortgage or deed of trust (or supplement to a mortgage or deed of trust) delivered by any Loan Party to the Administrative Agent from time to time, all in form and substance satisfactory to the Administrative Agent. “Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Parent, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Parent, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan. “National Flood Insurance Program” shall mean the program created by the United States Congress pursuant to the Flood Insurance Laws, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program. “Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date). “New Borrowing Base Notice” has the meaning assigned such term in Section 2.4(d). “Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender. “Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Parent or one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Notice of Borrowing” shall have the meaning set forth in Section 2.3. “Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.6(b) “Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, any Issuing Bank, any Lender or the Left Lead Arranger pursuant to this Agreement, any other Loan Document or any Loan or Letter of Credit under the terms thereof, including to the extent provided therein, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent, any Issuing Bank and,

26 if applicable, any Lender, in each case due and owing by Parent and/or the Borrower as provided under the terms of this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider or any Secured Third Party Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that (i) with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations, and (ii)(A) if any Lender-Related Hedge Provider assigns or otherwise transfers any interest held by it under any Hedging Transaction to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute obligations only if such assignee or transferee is also then a Lender, an Affiliate of a Lender or a Secured Third Party Hedge Provider and (B) if a Lender-Related Hedge Provider ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Lender-Related Hedge Provider shall be included as obligations only to the extent such obligations arise from transactions under such individual Hedging Transactions entered into at the time such Lender-Related Hedge Provider was a Lender hereunder or an Affiliate of a Lender, without giving effect to any extension, increases, or modifications thereof which are made after such Lender-Related Hedge Provider ceases to be a Lender hereunder or an Affiliate of a Lender hereunder. “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person. “Oil and Gas Properties” shall mean (i) Hydrocarbon Interests; (ii) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (iii) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (iv) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (v) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (vi) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (vii) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. “OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

27 “Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23). “Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq. “Parent” shall have the meaning set forth in the introductory paragraph hereof. “Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender. “Participant” shall have the meaning set forth in Section 10.4(d). “Participant Register” shall have the meaning set forth in Section 10.4(d). “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and in effect from time to time. “Payment Office” shall mean the office of the Administrative Agent located at 214 N. Tyron St., Charlotte, North Carolina 28202, or such other location as to which the Administrative Agent shall have given written notice to the Borrower, the Lenders and the Issuing Banks. “PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions. “Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”. “Permitted Investments” shall mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

28 (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above. “Permitted Investors” shall mean REG, Yorktown Funds, Alvin G. Libin, an individual, and Bobby D. Riley, an individual and any trust created for the benefit of any of the foregoing individuals and their respective family members. “Person” shall mean any natural person, partnership, corporation, association, joint venture, limited liability company, company, trust or other entity, or any Governmental Authority. “Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by Parent, the Borrower or any ERISA Affiliate or to which Parent, the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which Parent, the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan. “Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in an acquisition permitted under Section 7.4, the inclusion as “Consolidated EBITDAX” of the EBITDAX (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset as if such acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, and (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDAX” of the EBITDAX (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP. “Pro Rata Share” shall mean with respect to any Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Credit Exposure), and the denominator of which shall be the sum of all Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Credit Exposure of all Lenders).

29 “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. “Proposed Borrowing Base” shall mean any Borrowing Base proposed by the Administrative Agent pursuant to Section 2.4(c)(i). “Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.4(c)(ii). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Qualified ECP Guarantor” shall mean, in respect of any Hedging Transaction, each Loan Party that (i) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Hedging Transaction or grant of the relevant security interest becomes effective or (ii) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualifying Senior Notes Date” shall mean the date following the Closing Date in which Parent or the Borrower incurs Senior Notes in an aggregate principal amount equal to or in excess of $400,000,000 (which incurrence, for the avoidance of doubt, shall be in a single incurrence of Senior Notes). “Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank. “Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.4(d). “REG” shall mean Riley Exploration Group, Inc., a Delaware corporation. “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

30 “Release” shall have the meanings specified in CERCLA or under any other Environmental Law. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Remedial Work” shall have the meaning assigned to such term in Section 5.17(a). “Required Lenders” shall mean, (i) at any time there are three or fewer Lenders under this Agreement, two or more Lenders holding at least 66-2/3% of the aggregate outstanding Commitments at such time or, if the Lenders have no Commitments outstanding, then two or more Lenders holding at least 66-2/3% of the aggregate outstanding Credit Exposure of the Lenders at such time and (ii) at any time there are greater than three Lenders under this Agreement, (a) with respect to approval of a decrease or maintenance of the Borrowing Base, Lenders holding at least 66-2/3% of the aggregate outstanding Commitments at such time or, if the Lenders have no Commitments outstanding, Lenders holding at least 66-2/3% of the aggregate outstanding Credit Exposure of the Lenders at such time and (b) with respect to all other approvals requiring the consent of the Required Lenders, Lenders holding more than 50% of the aggregate outstanding Commitments at such time or, if the Lenders have no Commitments outstanding, Lenders holding more than 50% of the aggregate outstanding Credit Exposure of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Commitments and Credit Exposure shall be excluded for purposes of determining Required Lenders. “Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reserve Report” shall mean a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 5.13(a) (or such other date in the event of an Interim Redetermination or any other redetermination provided for herein (other than a Scheduled Redetermination)) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Loan Parties (or to be acquired by the Loan Parties) which are or are to be included in the Borrowing Base, together with (a) a projection of the rate of production of such proved Oil and Gas Properties, and (b) future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and reflecting Hedging Transactions in place with respect to such production. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of Parent and the Borrower and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Parent or the Borrower, as the context requires, or such other representative of Parent or the Borrower, as the context requires, as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent. “Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock,

31 or any shares or securities representing any Indebtedness subordinated to the Obligations or any Guarantee thereof (except in each case as permitted by Section 7.1 hereof), or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding; provided, however, a Restricted Payment shall not include any payment-in-kind or similar non-cash distribution of Capital Stock pursuant to the terms of any preference Capital Stock of the Borrower. “S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto. “Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions (which as of the Closing Date includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority. “Scheduled Redetermination” has the meaning assigned such term in Section 2.4(b). “Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.4(d). “Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Banks, the Lender-Related Hedge Providers, the Secured Third Party Hedge Provider(s) and the Bank Product Providers. “Secured Third Party Hedge Provider” means (a) BP and (b) any other Approved Counterparty satisfactory to the Administrative Agent in its sole discretion; provided that BP or such other Approved Counterparty, as applicable, shall have entered into and remain subject to the Swap Intercreditor Agreement. “Senior Notes” means Indebtedness incurred by Parent or the Borrower; provided that the agreements and instruments governing such Indebtedness shall not contain (a) negative covenants (including financial covenants) and events of default that are, taken as a whole, materially more restrictive than those set forth in this Agreement (unless, substantially contemporaneously with the incurrence of such Indebtedness, this Agreement is amended to incorporate such materially more restrictive terms); provided that the inclusion of any covenant that is customary with respect to such type of Indebtedness and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (a), (b) any restriction on the ability of the Borrower or any other Loan Party to prepay or repay the Obligations, (c) any restrictions on the ability of Parent or any of its Subsidiaries to guarantee the Obligations (as such Obligations may be amended, modified, supplemented or restated from time to time), (d) any restrictions on the ability of Parent, the Borrower or any of their Subsidiaries to pledge Property as collateral security for the Obligations (as such Obligations may be amended, modified, supplemented or restated from time to time), (e) a scheduled maturity date that is earlier than ninety-one (91) days after the Stated Termination Date (as in effect on the date of incurrence of such Indebtedness), (f) any amortization or other mandatory

32 principal payments by way of a sinking fund or similar arrangement other than at the scheduled maturity thereof (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “change in control” under and as defined in any indenture, loan agreement or other agreement or instrument evidencing such Indebtedness (or substantially similar term used therein)), or (g) any Lien securing such Indebtedness. “Senior Notes Proceeds” shall have the meaning set forth in Section 2.11(b). “SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”. “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability as of that date. “Special Flood Hazard Area” shall mean an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year. “Stated Termination Date” shall mean October 29, 2030. “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that such term shall not include any Unrestricted Subsidiary. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent (including, for the avoidance of doubt, the Borrower and each Subsidiary of the Borrower). “Subsidiary Loan Party” shall mean any Subsidiary of Borrower that executes or becomes a party to the Guaranty and Security Agreement. As of the Closing Date, the only Subsidiary Loan Parties are: Riley Permian Operating Company, LLC, a Delaware limited liability company, Silverback

33 Exploration II, LLC, a Delaware limited liability company, Silverback New Mexico, LLC, a Delaware limited liability company, Silverback Operating II, LLC, a Delaware limited liability company, Silverback Midstream II, LLC, a Delaware limited liability company, Silverback O-1, LLC, a Delaware limited liability company, and Riley Permian Mineral Ventures I, LLC, a Delaware limited liability company. “Swap Intercreditor Agreement” shall mean, that certain Intercreditor Agreement, dated February 26, 2021, by and among Borrower, each other Loan Party, Administrative Agent, as Agent and Collateral Agent, and BP, as the same may from time to time be amended, amended and restated, modified or supplemented. “Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property. “Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” shall mean: (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term

34 SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day. “Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Threshold Amount” shall mean, at any time, an amount equal to the greater of (a) $22,500,000 and (b) five percent (5%) of the Borrowing Base then in effect. “Transactions” shall mean, with respect to (a) the Borrower, the execution and delivery by the Borrower of this Agreement and each other Loan Document to which it is a party and the grant of Liens by the Borrower on the Collateral pursuant to the Collateral Documents, and (b) each Guarantor, the execution and delivery by such Guarantor of each Loan Document to which it is a party and the grant by such Guarantor of Liens on the Collateral pursuant to the Collateral Documents. “Transfer Letters” shall mean, collectively, the letters in lieu of transfer orders in form and substance satisfactory to the Administrative Agent and executed by Parent, the Borrower or any Subsidiary executing a Mortgage. “Triggering Event” shall mean (a) the sale or disposition of proved Oil and Gas Properties of Parent, the Borrower or any Subsidiary that have a positive value in the most recently delivered Reserve Report or in the Reserve Report evaluated for the then effective Borrowing Base, and (b) the novation or assignment (unless novated or assigned to a counterparty with equal or better creditworthiness), unwinding or termination (unless replaced with positions or contracts no less advantageous to Parent, the Borrower or the Subsidiary party thereto), or amendment (if such amendment is materially adverse to Parent, the Borrower or the Subsidiary party thereto) of a hedge position or Hedging Transaction considered by the Administrative Agent in determining the then effective Borrowing Base; provided, in either such case, after giving effect to such event, results in the aggregate amount of all such events (the value of such proved Oil and Gas Properties subject to such sale or disposition, and the value of such hedge position or Hedging Transaction subject to any such event, to be determined pursuant to Section 2.4(b)) since the most recent redetermination of the Borrowing Base (or during the time period from the Closing Date to the first redetermination of the Borrowing Base thereafter, since the Closing Date) exceeding 5% of the Borrowing Base then in effect. “Triggering Event Proceeds” shall have the meaning set forth in Section 2.11(b). “Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR or the Base Rate. “UCP” has the meaning set forth in Section 2.21(j). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from

35 time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions). “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. “United States” or “U.S.” shall mean the United States of America. “Unrestricted Subsidiary” means (a) as of the Closing Date, each of the following subsidiaries of the Borrower: (i) RP H2O Holdco LLC, a Delaware limited liability company, (ii) RPC Power Holdco LLC, a Delaware limited liability company, (iii) Riley Red Lake Midstream Holdings, LLC, a Delaware limited liability company and (iv) each of their respective subsidiaries, and (b) any subsidiary of the Borrower or any of its subsidiaries that has been designated as an Unrestricted Subsidiary in compliance with Section 5.12(c) and all subsidiaries of any subsidiary so designated. “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean (i) for purposes of Section 4.21 and Section 7.15, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States and (ii) otherwise, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.19(g)(ii)(B)(iii). “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable. “Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,

36 any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yorktown Funds” shall mean, collectively, (a) REG and the Co-Invest Funds, (b) Yorktown Energy Partners X, LP, a Delaware limited partnership, (c) Yorktown Energy Partners XI, L.P., a Delaware limited partnership, and (d) any other “fund” (other than the Co-Invest Funds) with the same general partner or ultimate general partner as any Person listed in clause (b) or clause (c). “Yorktown Group Member” shall mean the Yorktown Funds, their limited partners, and each of their Affiliates. Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “SOFR Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g. “SOFR Borrowing”). Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of Parent last delivered to the Administrative Agent in connection with the Existing Credit Agreement); provided that if the Borrower notifies the Administrative Agent that Parent and the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies Parent and the Borrower that the Required Lenders wish to amend Article VI for such purpose), then Parent and the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) any lease that is characterized as an operating lease in accordance with GAAP after Parent’s adoption of Accounting Standards Codification Section 842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on Parent’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to Parent’s adoption of Accounting Standards Codification Section 842. Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. The word “or” is not exclusive. The word “year” shall refer (i) in the case

37 of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both. References to “proved” in respect of Oil and Gas Properties herein shall mean, at any particular time, Oil and Gas Properties classified as “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. Section 1.5. Time of Day. Unless otherwise specified, all references herein to time of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.6. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. Section 1.7. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

38 Section 1.8. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS Section 2.1. General Description of Facility. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Commitment) to make Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Banks may issue Letters of Credit in accordance with Section 2.21; and (iii) each Lender agrees to purchase a participation interest in the Letters of Credit pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Loans and outstanding LC Exposure exceed the Aggregate Commitment Amount in effect from time to time. Section 2.2. Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans, ratably in proportion to its Pro Rata Share of the Aggregate Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the aggregate Credit Exposures of all Lenders exceeding the Aggregate Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist and be continuing a Default or Event of Default. Section 2.3. Procedure for Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Borrowing”), (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to the requested date of each SOFR Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing and (iv) in the case of a SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Borrowing shall consist entirely of Base Rate Loans or SOFR Loans, as the Borrower may request. The aggregate principal amount of each SOFR Borrowing shall not be less than $1,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $500,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.21(d) may be made in lesser amounts as provided therein. At no time shall the total number of SOFR Borrowings outstanding at any time exceed ten (10). Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof, including the applicable interest rate thereof, and the amount of such Lender’s Loan to be made as part of the requested Borrowing. Section 2.4. Borrowing Base. (a) Closing Date Borrowing Base. For the period from and including the Closing Date to but excluding the first date after the Closing Date on which a redetermined or adjusted Borrowing

39 Base becomes effective pursuant to this Agreement, the amount of the Borrowing Base shall be $450,000,000. The Borrowing Base is subject to periodic redeterminations, mandatory reductions and further adjustments from time to time pursuant to this Agreement. (b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually on each April 1 and October 1, beginning on April 1, 2027 (each, a “Scheduled Redetermination”). In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined one time during each of the following periods: (A) between the Closing Date and the April 1, 2027 Scheduled Redetermination and (B) starting with the April 1, 2027 Scheduled Redetermination, during any six month period between Scheduled Redeterminations (each, an “Interim Redetermination”), in accordance with this Section 2.4. (c) Scheduled and Interim Redetermination Procedure. (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to clauses (a) and (c) of Section 5.13, and, in the case of an Interim Redetermination, pursuant to clauses (a) and (c) of Section 5.13, and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to clause (c) of Section 5.13, as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall propose a new Borrowing Base which shall be based upon such information from the Engineering Reports and such other information as the Administrative Agent deems appropriate in its sole discretion consistent with its lending criteria as it exists at such time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Loan Amount; (ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.4(c)(i); and (iii) Until the Borrowing Base is redetermined in accordance with this Section 2.4, the then-existing Borrowing Base will remain in effect. Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders as provided in this Section 2.4(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.4(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such fifteen (15) days (A) in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base and (B) in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If, at the end of such fifteen (15)-

40 day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base effective on the date specified in Section 2.4(d). If, however, at the end of such fifteen (15)-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base effective on the date specified in Section 2.4(d). (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base which maintains or decreases the Borrowing Base is approved or is deemed to have been approved by the Required Lenders and after a redetermined Borrowing Base which increases the Borrowing Base is approved by the Lenders, pursuant to Section 2.4(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders: (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to clauses (a) and (c) of Section 5.13 in a timely and complete manner, then on the April 1 or October 1 (or, in each case, such date promptly thereafter as reasonably practicable), as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to clauses (a) and (c) of Section 5.13 in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and (ii) in the case of an Interim Redetermination and any other redetermination provided for in this Agreement (other than a Scheduled Redetermination), on the Business Day next succeeding delivery of such notice. Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date, or the next adjustment to the Borrowing Base pursuant to this Agreement, whichever occurs first. (e) Other Redeterminations. (i) In addition to the Borrowing Base redeterminations provided for otherwise in this Section 2.4 or any other provision of this Agreement, effective immediately upon each occurrence of a Triggering Event, the Required Lenders may make an additional redetermination of the Borrowing Base based on such information relating to the Triggering Event as Administrative Agent and such Lenders deem relevant. In connection with any redetermination of the Borrowing Base under this Section 2.4(e)(i), the Borrower shall provide Administrative Agent and the Lenders with such information regarding Parent’s, the Borrower’s and their Subsidiaries’ proved Oil and Gas Properties and production relating thereto as Administrative Agent or any Lender may reasonably request, including an updated Reserve Report prepared by the chief engineer of the Borrower or, if such position is vacant or does not exist, an Approved Petroleum

41 Engineer. Administrative Agent shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.4(e)(i) and the amount of the Borrowing Base as so redetermined. (ii) In addition to the Borrowing Base redeterminations provided for in this Section 2.4 or any other provision of this Agreement, effective immediately upon Parent or the Borrower’s issuance of Senior Notes, (1) Parent or the Borrower, as applicable, shall provide the Administrative Agent with written notice of such issuance and (2) the Borrowing Base shall automatically reduce by an amount equal to 25% of the stated principal amount of such Senior Notes (for purposes of this section, if any such Senior Notes are issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount); provided, that the Borrowing Base reduction provided for in this Section 2.4(e)(ii) shall not apply to any portion of the proceeds of Senior Notes used to refinance existing Indebtedness under any Senior Notes. Section 2.5. Funding of Borrowings. (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent. (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second (2nd) Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. (c) All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

42 Section 2.6. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.6 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for SOFR Borrowings and Base Rate Borrowings set forth in Section 2.3. (c) If, on the expiration of any Interest Period in respect of any SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a SOFR Borrowing if a Default or an Event of Default exists and is continuing, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof. (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. Section 2.7. Optional Reduction and Termination of Commitments; Aggregate Elected Commitment Amount. (a) Scheduled Termination of Commitments. Unless previously terminated, all Commitments and LC Commitments shall terminate on the Commitment Termination Date. (b) Optional Termination and Reduction of Aggregate Maximum Loan Amount. Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower

43 may reduce the Aggregate Maximum Loan Amount in part or terminate the Aggregate Maximum Loan Amount (and by virtue thereof, all Commitments) in whole; provided that (i) any partial reduction shall apply to reduce proportionately among Lenders (in accordance with their Pro Rata Shares) and permanently the Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $500,000 and any larger multiple of $100,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Maximum Loan Amount to an amount less than the aggregate outstanding Credit Exposure of all Lenders; provided, however, that a notice of termination or reduction of the Aggregate Maximum Loan Amount pursuant to this Section may state that such notice is conditioned upon the effectiveness of new credit facilities or other debt or equity financing, in which case such notice may be revoked by the Borrower if such condition is not satisfied. Commitment fees hereunder shall be computed on the basis of the Commitments, as so reduced as provided in this Section. Any such reduction in the Aggregate Maximum Loan Amount below the principal amount of the LC Commitment shall result in a dollar- for-dollar reduction in the LC Commitment and no such reduction shall be permitted that would reduce the Aggregate Maximum Loan Amount below the aggregate LC Exposure of all Lenders. (c) Optional Termination of Commitment of Defaulting Lender. With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Maximum Loan Amount (and by virtue thereof, all of the Commitment) of a Defaulting Lender, and in such event the provisions of Section 2.24 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, any Issuing Bank or any other Lender may have against such Defaulting Lender. (d) Increases, Reductions and Terminations of Aggregate Elected Commitment Amount. (i) Subject to the conditions set forth in Section 2.7(d)(ii), the Borrower may increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of one or more existing Lenders (each such Lender, an “Increasing Lender”) and/or causing one or more Persons acceptable to the Administrative Agent (such approval not to be unreasonably withheld or delayed) and that at such time are not Lenders to become a Lender (each such Person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be Parent, the Borrower, an Affiliate of Parent or the Borrower or a natural person. (ii) Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions: (A) no increase in the Aggregate Elected Commitment Amount shall be permitted if after giving effect thereto the Aggregate Elected Commitment Amount exceeds the Borrowing Base then in effect; (B) the Borrower may not increase the Aggregate Elected Commitment Amount more than once between any two redeterminations of the Borrowing Base, whether a Scheduled Redetermination or an Interim Redetermination;

44 (C) no Lender’s Elected Commitment may be increased without the consent of such Lender; (D) subject to Section 2.7(d)(ix) below, if the Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment of one or more Lenders, the Borrower and each such Increasing Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit 2.7(d)(ii)(D) (an “Elected Commitment Increase Certificate”) and the Borrower shall pay any applicable fees as may have been agreed to between the Borrower, such Increasing Lender and/or the Administrative Agent; (E) if the Borrower elects to increase the Aggregate Elected Commitment Amount by causing one or more Additional Lenders to become a party to this Agreement, then the Borrower and each such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit 2.7(d)(ii)(E) (an “Additional Lender Certificate”), together with an Administrative Questionnaire for each Additional Lender, and the Borrower shall (1) if requested by any Additional Lender, deliver a promissory note payable to the order of such Additional Lender in a principal amount equal to its Maximum Loan Amount and in a form substantially similar to Exhibit B attached hereto, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower, any Additional Lender and/or the Administrative Agent; and (F) no Default exists. (iii) Subject to acceptance and recording thereof pursuant to Section 2.7(d)(iv), from and after the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate: (A) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, each Increasing Lender and Additional Lender shall be deemed to have purchased a pro rata portion of the outstanding Loans (and participations in then outstanding Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Increasing Lender and any Additional Lender) shall hold its Pro Rata Share of the outstanding Loans and participations in then outstanding Letters of Credit after giving effect to the increase in the Aggregate Elected Commitment Amount and the resulting modification of each Lender’s Pro Rata Share and Maximum Loan Amount pursuant to Section 2.7(d)(v). In connection with the foregoing, the Borrower shall pay any break funding costs payable pursuant to Section 2.18. (iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Increasing Lender or by the Borrower and the Additional Lender party thereto, as applicable, and the Administrative Questionnaire referred to in Section 2.7(d)(ii) the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 10.4(c). (v) Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.7(d), (A) each Lender’s Pro Rata Share shall be automatically deemed

45 amended to the extent necessary so that each such Lender’s Pro Rata Share equals the percentage of the Aggregate Elected Commitment Amount represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, (B) each Lender’s Maximum Loan Amount shall be automatically deemed amended to the extent necessary so that each Lender’s Maximum Loan Amount equals such Lender’s Pro Rata Share, after giving effect to any adjustments thereto pursuant to the foregoing clause (A), of the Aggregate Maximum Loan Amount, (C) Schedule II to this Agreement shall be deemed amended to reflect the Elected Commitment of any Increasing Lender and any Additional Lender, and any changes in the Lenders’ respective Pro Rata Share and Maximum Loan Amounts pursuant to the foregoing clauses (A) and (B), and (D) the Borrower shall execute and deliver new promissory notes to the extent required under Section 2.9(b). (vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (A) each reduction of the Aggregate Elected Commitment Amount shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Credit Exposures would exceed the Aggregate Elected Commitment Amount as reduced. (vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.7(d)(vi) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Lenders in accordance with each Lender’s Pro Rata Share (and Schedule II shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount). (viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Pro Rata Share) so that the Aggregate Elected Commitment Amount equals such redetermined Borrowing Base (and Schedule II shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount). (ix) If (A) the Borrower elects to increase the Aggregate Elected Commitment Amount, (B) the Borrower seeks to achieve the increase in the Aggregate Elected Commitment Amount by increasing the Elected Commitment of all existing Lenders and (C) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Lenders in accordance with each Lender’s Pro Rata Share) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.7(d)(ii)(A)) without the requirement that any Lender deliver an Elected Commitment Increase Certificate, and Schedule II shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 10.4(c).

46 Section 2.8. Repayment of Loans. The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date. Section 2.9. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment and Maximum Loan Amount of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Type thereof and, in the case of each SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.6, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.6, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement. (b) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender one original promissory note payable to the order of such Lender in a form substantially similar to Exhibit B attached hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by such promissory note in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.10. Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any SOFR Borrowing, 11:00 a.m. not less than three (3) U.S. Government Securities Business Days prior to the date of such prepayment, and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(c); provided that if a SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. (A) Each optional prepayment of SOFR Borrowing shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $500,000 in excess thereof and (B) each optional prepayment of Base Rate Borrowing shall be in a minimum amount not less than $500,000 and in multiple integrals of $100,000 in excess thereof. Each prepayment of a

47 Borrowing shall be applied to the Borrowing specified by the Borrower and ratably to the Loans comprising such Borrowing. Section 2.11. Mandatory Prepayments. (a) Upon any redetermination of or any other adjustment to the amount of the Borrowing Base in accordance with Section 2.4 (other than in accordance with Section 2.4(e)) or otherwise pursuant to this Agreement, if a Borrowing Base Deficiency exists, then the Borrower shall: (i) at its election (A) prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, (B) execute documentation reasonably acceptable to the Administrative Agent to create a first priority perfected Lien in additional Oil and Gas Properties with value and quality satisfactory to the Administrative Agent and the Required Lenders in their sole discretion not currently subject to a mortgage Lien in favor of the Administrative Agent pursuant to the Collateral Documents of equal or greater value to such Borrowing Base Deficiency, (C) prepay the Loans in five (5) equal monthly installments each equal to one-fifth of such Borrowing Base Deficiency, the first of which shall be due on the thirtieth (30th) day following its receipt of the New Borrowing Base Notice in accordance with Section 2.4(d) or the date the adjustment occurs; or (D) exercise any combination of the foregoing and (ii) if any such Borrowing Base Deficiency remains after prepaying all of the Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.21(g). The Borrower shall be obligated to (1) within ten (10) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.4(d) or the date the adjustment occurs, give written notice to the Administrative Agent of its election to cure such Borrowing Base Deficiency pursuant to the applicable subclause (A) – (D) of Section 2.11(a)(i) and (2) make such prepayment, execute such documentation, make all such installment payments and/or deposit of cash collateral on the date which is thirty (30) days (with regards to clauses (i)(A) and (i)(B) of the immediately preceding sentence) or on the date which is one-hundred fifty (150) days (with regards to clauses (i)(C) and (i)(D) in the immediately preceding sentence and subject to the terms thereof) following its receipt of the New Borrowing Base Notice in accordance with Section 2.4(d) or the date the adjustment occurs; provided that the Administrative Agent may, in its sole discretion, elect to extend the deadline to execute documentation provided for by clause (i)(B) of the immediately preceding sentence up to an additional thirty (30) days; provided further that all payments required to be made pursuant to this Section 2.11(a) must be made on or prior to the Commitment Termination Date. (b) Upon each redetermination of the Borrowing Base under Section 2.4(e)(i) from the occurrence of a Triggering Event or Section 2.4(e)(ii) from the issuance of Senior Notes, if a Borrowing Base Deficiency then exists or results therefrom, then, on the date of such redetermination, the Borrower shall prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency from proceeds received by the Borrower or other applicable Loan Party as a result of such Triggering Event (“Triggering Event Proceeds”) or from proceeds received by Parent, the Borrower or other applicable Loan Party as a result of such issuance of Senior Notes (“Senior Notes Proceeds”), as applicable, or from such other proceeds available to Parent, the Borrower or any other Loan Party from time to time, and if any Borrowing Base Deficiency remains after prepaying all of the Loans as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such Borrowing Base Deficiency from such Triggering Event Proceeds, from such Senior Notes Proceeds or otherwise to be held as cash collateral as provided in Section 2.21(g). (c) Any prepayments made by the Borrower pursuant to subsection (a) or (b) of this Section shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable

48 expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; fourth, to the principal balance of the Loans specified by the Borrower, until the Borrowing Base Deficiency shall have been paid as provided in this Section 2.11(a) or (b) as applicable pro rata to the Lenders based on their respective Commitments; and thereafter, to Cash Collateralize the Letters of Credit as provided in such subsections; provided, however, that the foregoing shall not be interpreted to (x) cause any of the foregoing interest, fees or expenses to be due and payable unless already due and payable pursuant to other provisions of the Loan Documents and such interest, fees and expenses shall continue to be required to be paid on such date that each are otherwise due and payable or (y) eliminate or reduce the three (3) Business Days grace period with respect to an Event of Default under Section 8.1(b). Section 2.12. Interest on Loans. (a) The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time for such period and (ii) each SOFR Loan at Adjusted Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time for such period. (b) Notwithstanding subsection (a) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration following an Event of Default, the Borrower shall pay interest (“Default Interest”) with respect to all SOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such SOFR Loans for the then-current Interest Period until the earlier of the last day of such Interest Period and the last day of the continuance of such Event of Default, and thereafter during such continuance, and with respect to all Base Rate Loans and all other such Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans. (c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. Interest on all outstanding SOFR Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period of six months or more, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand. (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error. (e) In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document,

49 any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Section 2.13. Fees. (a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent. (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Commitment of such Lender during the Availability Period. For purposes of computing the unused commitment fee, the Commitment of each Lender shall be deemed used to the extent of the outstanding Loans and LC Exposure of such Lender. Upon the occurrences of any reduction or termination of the Commitments under this Agreement applied to a Lender’s Commitment, the applicable fees including the unused commitment fee shall upon such occurrence be computed on the basis of the Commitments, as so reduced. (c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for SOFR Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the Closing Date to and including the later of the Commitment Termination Date and the date on which such Lender ceases to have any LC Exposure (including, without limitation, any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the applicable Issuing Bank for its own account a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to and including the later of the Commitment Termination Date and the date on which such Issuing Bank ceases to have any obligations (contingent or otherwise) to make any LC Disbursement in respect of any Letter of Credit, as well as such Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.12(b), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points. (d) Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2026, and on the Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Commitment Termination Date shall be payable on demand. Section 2.14. Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed

50 (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes. Section 2.15. Inability to Determine Interest Rates; Benchmark Replacement Setting. (a) Inability to Determine SOFR. Subject to subsections (b) through (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing: (i) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Administrative Agent shall have received notice from the Required Lenders that Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.18. Subject to subsections (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination. (b) Benchmark Replacement. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party

51 to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based on Daily Simple SOFR, all interest payments will be payable on a monthly basis. (ii) No agreement evidencing a Hedging Transaction shall be deemed to be a “Loan Document” for purposes of this Section 2.15. (c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective as and when provided in the related notice from the Administrative Agent described in clause (e) below without any further action or consent of any other party to this Agreement or any other Loan Document. (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.15. (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made,

52 converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Section 2.16. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any SOFR Loan or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make SOFR Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof. In the case of the making of a SOFR Borrowing, such Lender’s Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and, if the affected SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.18. Section 2.17. Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank; or (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

53 and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation with respect to Letters of Credit) or to reduce the amount received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand, in the form set forth in Section 2.17(c), with respect to such additional or increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or Issuing Bank for any such increased costs incurred or reduction suffered; provided that the Borrower shall not be liable for such compensation if the relevant Change in Law occurs on a date prior to the date such Lender or Issuing Bank becomes party hereto. (b) If any Lender or Issuing Bank shall have determined that on or after the Closing Date any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, Issuing Bank or Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of the certificate provided in Section 2.17(c), the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, Issuing Bank or Parent Company for any such reduction suffered. (c) A certificate of such Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, Issuing Bank or the Parent Company of such Lender or Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation. Section 2.18. Funding Indemnity. Except in the event of the implementation of a Benchmark Replacement, in the event of (a) the payment of any principal of a SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any SOFR Loan on the date specified in any applicable notice delivered by the Borrower pursuant to this Agreement (regardless of whether such notice is withdrawn or revoked), then, in any such event, within five (5) Business Days following receipt of the certificate set forth in this Section 2.18 by the Borrower, the Borrower shall compensate each Lender for the loss, cost or expense incurred by it attributable to such event. In the case of a SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the prepaid principal amount of such SOFR Loan if such event had not occurred at Adjusted Term SOFR applicable to such SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure

54 to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan for the same period if Adjusted Term SOFR were set on the date such SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such SOFR Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error. Section 2.19. Taxes. (a) Defined Terms. For purposes of this Section 2.19, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the

55 Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.19, the Borrower or other Loan Party shall, upon written request by the Administrative Agent, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) an executed copy of IRS Form W-8ECI;

56 (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.19A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.19B or Exhibit 2.19C, an executed IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.19D on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been

57 indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Administrative Agent Documentation. On or before the date that the Administrative Agent (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two copies of either (i) IRS Form W-9, or (ii) if the Administrative Agent is not a U.S. person, (A) an IRS Form W-8ECI with respect to amounts it receives on its own account, (B) an Internal Revenue Service Form W-8IMY, as revised certifying that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States, or (C) such other forms or documentation as will establish that it is exempt from U.S. withholding Taxes, including Taxes imposed by FATCA. (j) Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Section 2.20. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

58 (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements. (c) If any Lender or Issuing Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or other obligations hereunder that would result in such Lender or Issuing Bank receiving payment of a greater proportion of the aggregate amount of its Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender or Issuing Bank with respect to its Credit Exposure, as applicable, then the Lender or Issuing Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Credit Exposure of other Lenders or Issuing Banks to the extent necessary so that the benefit of all such payments shall be shared by the Lenders and Issuing Banks, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Credit Exposure to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or Issuing Bank were a direct creditor of the Borrower in the amount of such participation, including pursuant to Section 10.7 of this Agreement with respect to such participation. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Banks with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

59 Section 2.21. Letters of Credit. (a) General. (i) During the Availability Period, each Issuing Bank, in reliance (among other things) upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or, subject to Section 2.21(l), any Subsidiary Loan Party (as specified by the Borrower in the request for such Letter of Credit) on the terms and conditions hereinafter set forth; provided that (1) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then current expiration of such Letter of Credit) and (B) the date that is five (5) Business Days prior to the Stated Termination Date; (2) each Letter of Credit shall be in a stated amount of at least $5,000; and (3) the Borrower may not request the issuance, extension, reinstatement or other amendment of any Letter of Credit if, after giving effect to such issuance, extension, reinstatement or other amendment (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Credit Exposure of all Lenders would exceed the Aggregate Commitment Amount. (ii) Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank without recourse a participation in each Letter of Credit issued by such Issuing Bank equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation. (iii) Additionally, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from, or any Law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, any such order, judgment or decree, or Requirement of Law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or (C) the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement. An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.

60 (b) Requests for Issuance, Extension, Reinstatement or Other Amendment. To request the issuance of a Letter of Credit (or the extension of its term, reinstatement of amounts paid, or other amendment of its terms and conditions), the Borrower shall give the applicable Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance, extension, reinstatement or other amendment specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended, reinstated or amended as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall be issued on the account of the Borrower or a Subsidiary Loan Party, and such other information as shall be necessary to prepare, extend, reinstate or otherwise amend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank shall approve and that the Borrower and/or the applicable Subsidiary Loan Party shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as such Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control. (c) Process for Issuance. At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date such Issuing Bank is to issue the requested Letter of Credit, directing such Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices. (d) Disbursement Procedures. Each Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse each Issuing Bank for any LC Disbursements paid by such Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing in funds other than from the proceeds of Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in

61 accordance with Section 2.5. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for such LC Disbursement. (e) Reimbursement by Lenders. If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the applicable Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Commitments, (iii) any adverse change in the condition (financial or otherwise) of Parent, the Borrower or any of their Subsidiaries, (iv) any breach of this Agreement by Parent, the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank. Whenever, at any time after an Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, such Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the applicable Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it. (f) Interim Interest. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to such Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.12(b). (g) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g) or (h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to

62 execute any documents and/or certificates to effectuate the intent of this subsection. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. (h) Letter of Credit Reports. Upon the request of any Lender, but no more frequently than quarterly, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit issued by such Issuing Bank that are then outstanding. Upon the request of any Lender from time to time, the applicable Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank then outstanding. (i) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or this Agreement; (ii) the existence of any claim, set-off, defense or other right which Parent, the Borrower or any Subsidiary or Affiliate of Parent or the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including any Issuing Bank) or any other Person for whom such beneficiary or any such transferee may be acting, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction; (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document to such Issuing Bank that does not comply with the terms of such Letter of Credit; (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or (vi) the existence of a Default or an Event of Default.

63 None of the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that: (i) an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation; (ii) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit (even if not in strict compliance with the terms and conditions of such Letter of Credit) and without regard to any non-documentary condition in such Letter of Credit; (iii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and (iv) this Section 2.21(i) shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care stricter than the foregoing). Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank. (j) ISP/UCP. Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98)

64 (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) (the “ISP”), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) (the “UCP”) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Laws or practice rules. (k) Resignation of Issuing Bank. Any Issuing Bank may resign as an “Issuing Bank” hereunder upon thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that on or prior to the expiration of such thirty (30)-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.13(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit or to extend, reinstate, or otherwise amend any then-existing Letter of Credit. (l) Letters of Credit Issued for account of Subsidiary Loan Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary Loan Party, the Borrower shall be obligated as a primary obligor to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary Loan Party. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiary Loan Parties inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiary Loan Parties.

65 Section 2.22. Mitigation of Obligations. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment. Section 2.23. Replacement of Lenders. If (a) any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, or (b) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or Section 2.19, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), and (iii) in the case of a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, (A) any Lender that acts as an Issuing Bank may not be replaced as an Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced under this Section. Section 2.24. Defaulting Lenders. (a) Cash Collateral. (i) At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.24(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Banks’ LC Exposure with respect to such Defaulting Lender. (ii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest (subject to Excepted Liens arising by

66 operation of law) in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided (other than Excepted Liens arising by operation of law), or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (iii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.24(a) or Section 2.24(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iv) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.24(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral (including following any subsequent reallocation among Non-Defaulting Lenders pursuant to Section 2.24(b)(iv)); provided that, subject to Section 2.24(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. (b) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2. (ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.24(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash

67 Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.24(a); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with their Commitments without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) (A) No Defaulting Lender shall be entitled to receive any unused commitment fee pursuant to Section 2.13(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.13(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.24(a). (C) With respect to any unused commitment fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s LC Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim

68 of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non- Defaulting Lender’s increased exposure following such reallocation. (v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.24(a). (c) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.24(b)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (d) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure in respect of that Defaulting Lender after giving effect thereto following such Issuing Bank’s obligations as provided in this Section 2.24; provided, however, if the Borrower has Cash Collateralized the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in the amount of 105% as provided in Section 2.24(a) hereof, or if the Borrower, Administrative Agent and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender as provided in Section 2.24(c) hereof, this Section 2.24(d) shall not be interpreted to terminate or suspend the Issuing Bank’s obligation, if any, to issue, extend, renew or increase any Letter of Credit otherwise permitted under and subject to the terms of this Agreement. ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT Section 3.1. Conditions to Effectiveness. The effectiveness of this amendment and restatement of the Existing Credit Agreement and the obligations of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2): (a) The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date by Section 2.13(a) and Section 10.3 or any other provision of a Loan Document. (b) The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:

69 (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; (ii) a certificate of a Responsible Officer of each Loan Party dated as of the Closing Date, attaching and certifying copies of its bylaws, partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; (iii) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, partnership or limited liability company, each dated as of a recent date; (iv) a favorable written opinion of Holland & Knight LLP, counsel to the Loan Parties, dated as of the Closing Date addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders); (v) a certificate dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Borrowing, (x) no Default or Event of Default has occurred and is continuing, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; (vi) a duly executed Notice of Borrowing for any initial Borrowing; (vii) a certificate dated the Closing Date and signed by a Responsible Officer, (A) certifying that (1) all consents, approvals, authorizations, registrations and filings and orders (“Consents”) as of the Closing Date required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby have been obtained, (2) such Consents, are in full force and effect and all applicable waiting periods have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof, which would impose adverse conditions on the Agreement, is, to the knowledge of the Borrower, ongoing and (3) attached thereto is a true and correct copy of all such Consents (other than authorizing resolutions) or (B) certifying that no such Consents (other than authorizing resolutions) are required;

70 (viii) a certificate, dated the Closing Date and signed by the chief financial officer of each Loan Party, confirming that each Loan Party is Solvent before and after giving effect to the funding of any initial Borrowing and the consummation of the transactions contemplated to occur on the Closing Date; (ix) the Guaranty and Security Agreement, duly executed by the Borrower and each of its Subsidiaries, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, judgment, fixture and real property lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties, as reasonably requested by the Administrative Agent, indicating that there are no Liens on any of the Collateral other than Excepted Liens and Liens to be released on the Closing Date, (C) to the extent not previously delivered in connection with the Existing Credit Agreement, original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party (for any such Subsidiaries that are certificated), together with stock or membership interest powers or other appropriate instruments of transfer executed in blank and (D) acknowledgements with respect to pledged equity interests other than stock of a corporation, duly executed by the issuer of such equity interests and the applicable Loan Party, as requested by the Administrative Agent; (x) (A) Mortgages duly executed by each applicable Loan Party and evidence satisfactory to the Administrative Agent that such Mortgages, together with Mortgages executed and delivered in connection with the Existing Credit Agreement, create a first-priority Lien (subject only to Liens permitted by Section 7.2), covering at least eighty-five percent (85%) of the present value of the proved Oil and Gas Properties of the Loan Parties evaluated by the Initial Reserve Report and (B) amendments and reaffirmations of the Mortgages executed and delivered in connection with the Existing Credit Agreement, executed by the Borrower and the other Loan Parties, as applicable, in sufficient counterparts for recording; (xi) [Intentionally Omitted]; (xii) title information setting forth evidence of satisfactory title on the proved Oil and Gas Properties of Loan Parties as requested by the Administrative Agent representing, together with title information previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, not less than eighty-five percent (85%) of the present value of all proved Oil and Gas Properties evaluated in the Initial Reserve Report provided by the Borrower (based on the value given such proved reserves in the initial Borrowing Base), which shall be in form and substance satisfactory to the Administrative Agent; (xiii) certificates of insurance, in form and detail acceptable to the Administrative Agent, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee on property and casualty policies or additional insured on liability insurance policies, as the case may be, together with a lender’s loss payable endorsement on property and casualty policies in form and substance satisfactory to the Administrative Agent; (xiv) to the extent reasonably requested by the Administrative Agent, due diligence information satisfactory to the Administrative Agent regarding the Borrower and its Subsidiaries including information regarding legal matters, tax matters, accounting matters,

71 business matters, financial matters, insurance matters, labor matters, ERISA matters, pension liabilities (actual or contingent), material contracts, debt agreements, property ownership, contingent liabilities and other legal matters of the Borrower and its Subsidiaries; (xv) at least five (5) Business Days prior to the Closing Date, to the extent requested by any Lender or the Administrative Agent, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Requirements of Law, including the Patriot Act and, with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party; (xvi) The Administrative Agent shall have received the Initial Reserve Report accompanied by the certificate described in Section 5.13(c); and (xvii) such other documents, certificates or information as the Administrative Agent or the Required Lenders shall have reasonably requested. Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 3.2. Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.24(c) and the satisfaction (or waiver) of the following conditions on the date of such Borrowing or such issuance, increase, renewal or extension: (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default, Event of Default or Borrowing Base Deficiency shall exist and be continuing; (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date; (c) in the case of a Borrowing, the Borrower shall have delivered the required Notice of Borrowing; and (d) in the case of a Borrowing, after giving pro forma effect to the use of proceeds from such Borrowing, such Borrowing would not otherwise cause the Loan Parties to have any Excess Cash, except as permitted by and subject to the provisions of this Agreement. Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (d) of this Section.

72 Section 3.3. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent. ARTICLE IV REPRESENTATIONS AND WARRANTIES Each of Parent and the Borrower represents and warrants to the Administrative Agent, each Lender and each Issuing Bank as follows: Section 4.1. Existence; Power. Parent, the Borrower and each of their Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite corporation, partnership or limited liability company power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of Parent, the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Parent, the Borrower or any of their Subsidiaries or any judgment, order or ruling of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under (i) any organizational document of Parent, the Borrower or any of their Subsidiaries or (ii) any Contractual Obligation of Parent, the Borrower or any of their Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by Parent, the Borrower or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of Parent, the Borrower or any of their Subsidiaries, except Liens (if any) created under the Loan Documents. Section 4.4. Financial Statements. The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2025, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year of the Borrower then ended, prepared by BDO USA, LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2026, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter of the Borrower and year-to-date period then ended, certified by a Responsible Officer. Such financial statements fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as of such dates and the consolidated results of

73 operations for such periods in conformity with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly statements referred to in clause (ii). Since December 31, 2025, there have been no changes with respect to Parent, the Borrower and their Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 4.5. Litigation and Environmental Matters. (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Parent and the Borrower, threatened in writing against or affecting Parent, the Borrower or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document. (b) Except for the matters set forth on Schedule 4.5 or as could not reasonably be expected to have a Material Adverse Effect: (i) neither the Loan Party, its Properties nor its operations conducted thereon violate any applicable Environmental Laws; (ii) each Loan Party has obtained all Environmental Permits required for its operations and each of its Properties, with all such Environmental Permits being currently in full force and effect, and no Loan Party has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied; (iii) there are no claims, demands, suits, orders, investigations, or proceedings concerning any violation of, or any Environmental Liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to any Loan Party’s knowledge, threatened against any Loan Party or any of its Properties or, to any Loan Party’s knowledge, as a result of any operations at such Properties; (iv) to the knowledge of each Loan Party, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of each Loan Party or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and in transporting, treating or disposing of the same all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or, to the knowledge of any Loan Party, threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws; (v) there has been no Release or, to any Loan Party’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any Loan Party’s Properties except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and to the knowledge of any Loan Party;

74 (vi) no Loan Party has received any written notice asserting an alleged Environmental Liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite from any Loan Party’s Properties and there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice; and (vii) each Loan Party has provided to the Administrative Agent complete and correct copies of all material environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Loan Party’s possession or control and relating to their respective Properties or operations thereon. Section 4.6. Compliance with Laws and Agreements. Parent, the Borrower and each of their Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority applicable to it and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Section 4.7. Investment Company Act. Neither Parent or the Borrower, nor any of their Subsidiaries, is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith. Section 4.8. Taxes. Parent, the Borrower and their Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them (after giving effect to any extension granted in the time for filing), and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Parent, the Borrower and their Subsidiaries in respect of such taxes are adequate (in all material respects), and as of the date hereof no material tax liabilities in excess of the amount so provided are anticipated. Neither Parent or the Borrower, nor any of their Subsidiaries, has any obligation to pay or to its knowledge has any liability with respect to any of their Affiliates’ tax liability (other than Parent, the Borrower or its Subsidiaries). No tax Lien has been filed and, to the knowledge of any Loan Party, no claim is being asserted with respect to any such tax or other such governmental charge. Section 4.9. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither Parent or the Borrower, nor any of their Subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”. Section 4.10. ERISA. Except for matters that could not reasonably be expected to result in a Material Adverse Effect, each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is

75 necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification), except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event in respect to any Plan has occurred or is reasonably expected to occur. There exists no Unfunded Pension Liability with respect to any Plan. None of Parent, the Borrower, any of their Subsidiaries or any ERISA Affiliate, in respect to any Plan of Parent, the Borrower or any of their Subsidiaries, is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Parent, the Borrower, any of their Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect. Parent, the Borrower, each of their Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan, except as could not reasonably be expected to result in a Material Adverse Effect. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA, except as could not reasonably be expected to result in a Material Adverse Effect. None of Parent, the Borrower, any of their Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, except as could not reasonably be expected to result in a Material Adverse Effect. Section 4.11. Ownership of Property; Insurance. (a) Each Loan Party has good and Defensible Title to its respective proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to, or valid leasehold interests in, all of its personal Properties in all material respects necessary or used in the ordinary course of its business, in each case free and clear of Liens prohibited by this Agreement under Section 7.2. After giving full effect to the Excepted Liens, each Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report as of the date of such Reserve Report (subject to any Asset Sales in compliance with Section 7.6 since delivery of such Reserve Report), and after giving full effect to Excepted Liens, the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such proved Oil and Gas Property in an amount in excess of the working interest of such Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such proved Oil and Gas Property. (b) All material leases and agreements necessary for the conduct of the business of each Loan Party are valid and subsisting, in full force and effect, and there exists no material default

76 or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or agreement. (c) The rights and Properties presently owned, leased or licensed by each Loan Party including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit each Loan Party to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof. (d) Except as could not reasonably be expected to have a Material Adverse Effect, the proved Oil and Gas Properties (and Properties unitized therewith) of each Loan Party have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the proved Oil and Gas Properties of such Loan Party. Specifically in connection with the foregoing, except as could not reasonably be expected to have a Material Adverse Effect (i) no proved Oil and Gas Property of any Loan Party is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the proved Oil and Gas Properties (or Properties unitized therewith) of any Loan Party is deviated from the vertical more than the maximum permitted by Requirements of Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the proved Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of such Loan Party. Except as could not reasonably be expected to have a Material Adverse Effect, all pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by each Loan Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by such Loan Party, in a manner consistent with such Loan Party’s past practices. (e) Each Loan Party owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property necessary to operate its business, and the use thereof by such Loan Party does not infringe on the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect. Each Loan Party either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons except as could not reasonably be expected to have a Material Adverse Effect. (f) Each Loan Party has (i) all insurance policies sufficient for the compliance by it with all Requirements of Law and all agreements including Flood Insurance, if so required and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Loan Party, which are set forth on Schedule 4.11. The Administrative Agent has been named as additional insured in respect of such liability insurance policies containing loss payable clauses and the Administrative Agent has been named as loss payee with respect to such Property loss insurance, in each case, in its capacity as Administrative Agent. Section 4.12. Disclosure.

77 (a) Parent and the Borrower has each disclosed or made available to Administrative Agent, the Lenders and the Issuing Banks all agreements, instruments, and corporate or other restrictions to which Parent, the Borrower or any of their Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Parent and/or the Borrower to the Administrative Agent, any Lender or any Issuing Bank in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of Parent and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections are subject to significant uncertainties and contingencies and that no assurance can be given that any particular projection will be realized and that actual results may differ and such differences may be material). (b) As of (i) the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects and (ii) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.1(h) is true and correct in all respects. Section 4.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Parent, the Borrower or any of their Subsidiaries, or, to Parent’s and the Borrower’s knowledge, threatened against or affecting Parent, the Borrower or any of their Subsidiaries, and no significant unfair labor practice charges or grievances are pending against Parent, the Borrower or any of their Subsidiaries, or, to Parent’s and the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from Parent, the Borrower or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Parent, the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 4.14. Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of Parent and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. Each Subsidiary of a Loan Party is a wholly owned Subsidiary. Parent has no subsidiaries other than the Borrower and its subsidiaries. Section 4.15. Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Loan Parties, taken as a whole, are Solvent. Section 4.16. Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor. Section 4.17. Collateral Documents. (a) Following the due execution and delivery of the Collateral Documents (other than the Mortgages) required to be executed and delivered by this Agreement, when UCC financing

78 statements in appropriate form are filed in the appropriate governmental offices, the Administrative Agent shall have a valid and perfected first priority security interest in the Collateral (as defined therein) (to the extent that such security interest can be perfected by execution and delivery of the Collateral Documents and/or recording of the UCC financing statements), free and clear of all Liens other than with respect to Liens expressly permitted by Section 7.2. When the certificates evidencing all certificated Capital Stock of Subsidiaries of Parent pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be duly perfected first priority security interests, perfected by “control” as defined in the UCC to the extent capable of being perfected by delivery of such applicable financing statements. (b) Each Mortgage, when duly executed and delivered by the relevant Loan Party and properly filed in the real estate records where the Mortgaged Property covered thereby is located, shall constitute a valid and perfected first priority Lien on, and security interest in all of such Loan Party’s right, title and interest in and to the Mortgaged Property of such Loan Party covered thereby and the proceeds thereof (to the extent that such Mortgage can be perfected by execution, delivery and/or filing of such Mortgage), other than with respect to Liens expressly permitted by Section 7.2. (c) No Loan Party owns any Building (as defined in the applicable Flood Insurance Law) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Law) for which such Loan Party has not delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that (i) such Loan Party maintains Flood Insurance for such Building or Manufactured (Mobile) Home or (ii) such Building or Manufactured (Mobile) Home is not located in a Special Flood Hazard Area. Section 4.18. Restriction on Liens. No Loan Party is a party to any agreement or arrangement (other than Capital Leases creating Liens permitted by Section 7.2(d), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of its Properties to secure the Obligations and the Loan Documents. Section 4.19. Material Agreements. As of the Closing Date, all Material Agreements of Parent, the Borrower and their Subsidiaries are listed on Schedule 4.19, and each such Material Agreement is in full force and effect. Except as set forth on Schedule 4.19, Parent and the Borrower do not have any knowledge of any pending amendments or threatened termination of any of the Material Agreements. As of the Closing Date, to the extent requested by the Administrative Agent, Parent and the Borrower have delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Section 4.20. Sanctions and Anti-Corruption Laws. (a) Neither any Loan Party nor any of its Subsidiaries (including Unrestricted Subsidiaries) or any of their respective directors, officers or employees, or to the knowledge of Parent and the Borrower, their respective agents or Affiliates, is a Sanctioned Person. (b) The Loan Parties and the Unrestricted Subsidiaries and their respective directors, officers and employees and, to the knowledge of Parent and the Borrower, the agents of the Loan Parties and the Unrestricted Subsidiaries, are in compliance with applicable Anti-Corruption Laws

79 and applicable Sanctions in all material respects and Parent, the Borrower and their Subsidiaries and Unrestricted Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Anti-Corruption Laws and applicable Sanctions. Section 4.21. Outbound Investment Rules. Neither any Loan Party nor any of its Subsidiaries or Unrestricted Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither any Loan Party nor any of its Subsidiaries or Unrestricted Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party, Subsidiary or Unrestricted Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. Section 4.22. Gas Imbalances; Prepayments. Except as set forth on Schedule 4.22 as of the Closing Date or on the most recent certificate delivered pursuant to Section 5.13(c), to Parent and the Borrower’s knowledge, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Loan Parties’ proved Oil and Gas Properties which would require the Loan Parties to deliver Hydrocarbons produced from their proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two percent (2%) of the value of the proved, developed, producing Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement in the aggregate. Section 4.23. Marketing of Production. Except for contracts listed and in effect on the Closing Date on Schedule 4.23, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts each Loan Party represents it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days’ notice or less without penalty or detriment for the sale of production from any Loan Party’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the Closing Date. Section 4.24. Hedging Transactions and Qualified ECP Guarantor. Schedule 4.24, as of the Closing Date, and after the Closing Date, each report required to be delivered by Parent and the Borrower pursuant to Section 5.1(d), sets forth, a true and complete list of all Hedging Transactions of each Loan Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower and each Guarantor (including Parent) is a Qualified ECP Guarantor. Section 4.25. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

80 ARTICLE V AFFIRMATIVE COVENANTS Each of Parent and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding: Section 5.1. Financial Statements and Other Information. Parent and the Borrower will deliver to the Administrative Agent and each Lender: (a) as soon as available and in any event not later than the earlier to occur of (i) the fifth (5th) Business Day after Parent is required to file its annual financial statements with the Securities and Exchange Commission (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act) and (ii) the date that is one hundred twenty (120) days after the end of each Fiscal Year of Parent, commencing with the Fiscal Year of Parent ending December 31, 2026, a copy of the annual audited report for such Fiscal Year for Parent and its Subsidiaries, containing a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by BDO USA, LLP or other independent public accountants of nationally recognized standing or that are otherwise reasonably acceptable to Administrative Agent (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit (in each case, other than with respect to, or resulting from, (x) the occurrence of the Stated Termination Date or any maturity date of the Senior Notes within one year from the date such opinion is delivered or (y) any potential inability to satisfy any financial covenant on a future date or in a future period)) to the effect that such financial statements present fairly in all material respects the financial position and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; (b) as soon as available and in any event not later than the earlier to occur of (i) the fifth (5th) Business Day after Parent is required to file its quarterly financial statements with the Securities and Exchange Commission (after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Exchange Act) and (ii) sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent, commencing with the Fiscal Quarter of Parent ending September 30, 2026, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year and together with comparative figures for the corresponding Fiscal Quarter and the corresponding portion of Parent’s previous Fiscal Year; provided that, solely if Parent elects to make a Restricted Payment utilizing Available Free Cash Flow in accordance with Section 7.5(vi)(2)(B) at any time during the period from the first day of its Fiscal Year until the earlier of (x) the day the delivery of audited annual financial statements pursuant to Section 5.1(a) for the immediately preceding Fiscal Year occurs and (y) the day the delivery of audited annual financial statements pursuant to Section 5.1(a) for the immediately preceding Fiscal Year is required to occur, then at least five (5) Business Days prior to making any such Restricted Payment, Parent and the Borrower shall have delivered unaudited financial statements for the fourth Fiscal Quarter of the immediately preceding Fiscal Year otherwise in accordance with this Section 5.1(b);

81 (c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section (other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year of Parent delivered pursuant to subsection (b) of this Section), a Compliance Certificate signed by the principal executive officer or the principal financial officer of Parent and the Borrower (i) certifying as to whether there exists and is continuing a Default or Event of Default on the date of such certificate and, if such a Default or an Event of Default then exists, specifying the details thereof and the action which each of Parent and the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Administrative Agent and the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate; (d) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a certificate signed by the principal executive officer or the principal financial officer of Parent and the Borrower setting forth as of a recent date, a true and complete list of all Hedging Transactions of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 4.24, any margin required or supplied under any credit support document, and the counterparty to each such agreement; (e) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a certificate signed by the principal executive officer or the principal financial officer of Parent and the Borrower setting forth information as to quantities or production from the Loan Parties’ proved Oil and Gas Properties, volumes of production sold, pricing, purchasers of production, gross revenues, lease operating expenses, and such other information as the Administrative Agent may reasonably request with respect to the fourth Fiscal Quarter (in the case of delivery of financial statements referred to in subsection (a) of this Section) or the relevant quarterly period (in the case of delivery of financial statements referred to in subsection (b) of this Section); (f) as soon as available and in any event within sixty (60) days after the end of each Fiscal Year of Parent, a twelve (12)-month budget for Parent, the Borrower and their Subsidiaries for the current Fiscal Year prepared by the management of Parent and the Borrower and detailing the projected cash flows and capital expenditures of Parent, the Borrower and their Subsidiaries for such current Fiscal Year; (g) promptly following the written request of the Administrative Agent, a list of all Persons purchasing Hydrocarbons from any Loan Party; and (h) promptly following any request therefor, (i) such other information regarding the results of operations, business affairs and financial position of Parent, the Borrower or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request, or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including, but not limited to, a Beneficial Ownership Certification, which any Person becoming a Loan Party shall

82 deliver to the Administrative Agent, the Issuing Bank and the Lenders at least five (5) days prior to such Person becoming a Loan Party if such Person (1) qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and (2) has not previously delivered a Beneficial Ownership Certification. Documents required to be delivered pursuant to this Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Loan Party posts such documents to its publicly-accessible website or to EDGAR (or such other publicly-accessible internet database that may be established and maintained by the Securities and Exchange Commission as a substitute for or successor to EDGAR) or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of any such documents. Section 5.2. Notices of Material Events. Parent and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following: (a) the occurrence known to Parent or the Borrower of any Default or Event of Default which has occurred and is continuing (subject to any cure or notice periods set forth in Section 8.1 for any Event of Default); (b) the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Parent or the Borrower, affecting Parent, the Borrower or any of their Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any event or any other development by which Parent, the Borrower or any of their Subsidiaries (i) receives notice or becomes aware that it fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) receives notice or becomes aware that it is subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (d) promptly and in any event within fifteen (15) days after (i) Parent, the Borrower, any of their Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of Parent and the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Parent, the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Parent, the Borrower, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Parent, the Borrower, any of its Subsidiaries or any ERISA

83 Affiliate, a detailed written description thereof from the chief financial officer of Parent and the Borrower; (e) the occurrence of any default or event of default known to Parent or the Borrower, or the receipt by Parent, the Borrower or any of their Subsidiaries of any written notice of an alleged default or event of default, which has occurred and is continuing, with respect to any Material Indebtedness of Parent, the Borrower or any of their Subsidiaries; (f) any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement; (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and (h) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification. Parent and the Borrower will furnish to the Administrative Agent and each Lender the following: (x) promptly and in any event at least thirty (30) days prior thereto, notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization; and (y) as soon as available and in any event within thirty (30) days after receipt thereof, a copy of any environmental report or site assessment obtained by or for Parent, the Borrower or any of their Subsidiaries after the Closing Date on any Oil and Gas Property, which would reasonably be expected to result in a Material Adverse Effect. Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto. Section 5.3. Existence; Conduct of Business. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to do or cause to be done all things necessary to (a) preserve, renew and maintain in full force and effect (i) its legal existence and (ii) except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, its respective rights, licenses, permits (including Environmental Permits), privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and (b) maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3. Section 5.4. Compliance with Laws. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all

84 Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by Parent, the Borrower, their Subsidiaries and Unrestricted Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. Section 5.5. Payment of Obligations. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Section 5.6. Books and Records. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP. Section 5.7. Visitation and Inspection. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, under the reasonable guidance of officers of or employees delegated by officers of such Loan Party or such Subsidiary, and subject to any applicable confidentiality considerations, visit and inspect its Properties (including its Oil and Gas Properties), to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to Parent and the Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required. Section 5.8. Maintenance of Properties; Insurance. Each of Parent and the Borrower will, and will cause each of its Subsidiaries to: (a) operate its proved Oil and Gas Properties and other material Properties or, to the extent a Loan Party is not the operator of any Property, use commercially reasonable efforts to cause such Oil and Gas Properties and other Properties to be operated (it being understood that this shall not be construed to require any Loan Party to include this Section 5.8 in any contractual arrangements with such operators), as a prudent operator would in accordance with the practices of the industry and in compliance with all applicable contracts and agreements binding on it (except as contested in good faith with appropriate proceedings) and in compliance with all Requirements of Law, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its proved Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except in each such case as would not result in a Material Adverse Effect; (b) maintain and keep in good condition and repair (normal wear and tear excepted) all of its material proved Oil and Gas Properties and other material Properties, including, without limitation, all such equipment, machinery and facilities, except as would not result in a Material Adverse Effect;

85 (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties (except where the amount thereof is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP) and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder (other than those expiring according to their terms), except where the failure to do so would not reasonable be expected to have a Material Adverse Effect; (d) promptly perform or cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved Oil and Gas Properties and other material Properties, except where the failure to do so would not reasonable be expected to have a Material Adverse Effect; (e) maintain with financially sound and reputable insurance companies which are not Affiliates of Parent or the Borrower (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, to the extent applicable, flood insurance for Collateral located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof) and (ii) all insurance required to be maintained pursuant to the Collateral Documents or any applicable Requirement of Law, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Parent, the Borrower and their Subsidiaries in accordance with this Section; (f) without limiting the generality of the preceding clause, each of Parent and the Borrower will maintain and cause its Subsidiaries to maintain, casualty insurance and liability insurance with respect to liabilities, losses or damage in respect of the Properties and businesses of the Loan Parties, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies in the same or similar businesses operating in the same or similar locations and as reasonably satisfactory to the Administrative Agent; and (g) at all times shall name the Administrative Agent as additional insured on all liability insurance policies of Parent, the Borrower and their Subsidiaries and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all casualty insurance policies of Parent, the Borrower and their Subsidiaries and use commercially reasonable efforts to cause such policies to provide that the insurer will give at least thirty (30) days prior notice of any cancellation to the Administrative Agent. Section 5.9. Use of Proceeds; Margin Regulations. Parent and the Borrower will use the proceeds of all Loans to fund the acquisition, exploration and development of Oil and Gas Properties, finance working capital needs, capital and operating expenditures and for other general corporate purposes of Parent, the Borrower and their Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose in contravention of Section 4.9 or for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T,

86 Regulation U or Regulation X. All Letters of Credit will be used for the uses described in the first sentence of this Section or for general corporate purposes. Section 5.10. Intentionally Omitted. Section 5.11. Cash Management. Each of Parent and the Borrower shall, and shall cause its Subsidiaries to, maintain all cash management and treasury business with one or more Lenders, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than zero-balance accounts for the purpose of managing local disbursements, payroll, withholding and other fiduciary accounts, all of which the Loan Parties may maintain without restriction (collectively, such accounts being “Zero-Balance Accounts”)) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which Parent, the Borrower and each of their Subsidiaries shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected pursuant to Control Account Agreements. Section 5.12. Additional Subsidiaries and Collateral. (a) Any newly acquired or formed subsidiary of Borrower or any of its Subsidiaries shall be deemed a Subsidiary unless designated by Borrower as an Unrestricted Subsidiary in accordance with the terms of Section 5.12(c). In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary of a Loan Party, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders of the formation or acquisition of such Subsidiary and (y) after such Person becomes a Subsidiary of a Loan Party, the Borrower shall promptly (but, in any event, within thirty (30) days after such Person becomes a Subsidiary of a Loan Party (or such later date as the Administrative Agent may permit in its sole discretion)) cause such Subsidiary (i) to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (ii) to grant Liens in favor of the Administrative Agent in the proved Oil and Gas Properties of such Subsidiary by executing and delivering to the Administrative Agent such Mortgages, to the extent necessary to maintain compliance with Section 5.15, and (iii) to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, environmental reports and, if requested by the Administrative Agent, legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Closing Date or that such Subsidiary would be required to deliver pursuant to Section 5.13 with respect to any proved Oil and Gas Properties. In addition, after any Person becomes a Subsidiary of a Loan Party, the Borrower shall, or shall cause the applicable Loan Party to, promptly (but, in any event, within thirty (30) days after such Person becomes a Subsidiary of a Loan Party (or such later date as the Administrative Agent may permit in its sole discretion)) (i) pledge all of the Capital Stock of such Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance satisfactory to the Administrative Agent, and (ii) if the Capital Stock of such Subsidiary is certificated, deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.

87 (b) The Borrower agrees that, following the due execution and delivery of the Collateral Documents required to be executed and delivered by this Section, when UCC financing statements in appropriate form are filed in the appropriate governmental offices, the Administrative Agent shall have a valid, first priority perfected Lien on the property required to be pledged pursuant to subsection (a) (to the extent that such Lien can be perfected by execution, delivery of the Collateral Documents and/or recording of the UCC financing statements), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent. (c) In the event that, subsequent to the Closing Date, any Person becomes a subsidiary of the Borrower or another Subsidiary Loan Party, whether pursuant to formation, acquisition or otherwise, and the Borrower elects for such Person to become an Unrestricted Subsidiary under this Agreement, the Borrower shall notify the Administrative Agent and the Lenders of such election not less than ten (10) Business Days prior to the formation or acquisition of such Unrestricted Subsidiary (or such later date as the Administrative Agent may permit in its sole discretion). Notwithstanding anything herein to the contrary, (i) at no time shall any subsidiary be an Unrestricted Subsidiary if it is a "restricted subsidiary" for purposes of any indenture, credit agreement or similar agreement that contains the concept of "restricted" and "unrestricted" subsidiaries or otherwise provides a guarantee of the obligations thereunder, (ii) the Borrower shall not designate any Subsidiary Loan Party as an Unrestricted Subsidiary, and (iii) Parent shall not have any subsidiaries other than Borrower and its Subsidiaries and its Unrestricted Subsidiaries. Section 5.13. Reserve Reports. (a) On or before March 1 and September 1 of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties evaluated by such Reserve Report of Parent and its Subsidiaries as of the immediately preceding January 1 (with respect to the Reserve Report due March 1) and July 1 (with respect to the Reserve Report due September 1). The Reserve Report due March 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report due September 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report most recently prepared by the Approved Petroleum Engineers. (b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report most recently prepared by the Approved Petroleum Engineers. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.4(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request. (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from its principal executive officer or the principal financial officer certifying that to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) based on information presented in such Reserve Report, Parent, the Borrower and their Subsidiaries, as applicable, own good and Defensible Title

88 to the proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted under Section 7.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 4.22 with respect to the proved Oil and Gas Properties evaluated in such Reserve Report which would require Parent, the Borrower or its Subsidiaries to deliver Hydrocarbons either generally or produced from such proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of the proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the delivery date of the most recent previously delivered Reserve Report which Parent, the Borrower or its Subsidiaries could reasonably be expected to have been obligated to list on Schedule 4.23 had such agreement been in effect on such date and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Property and demonstrating the percentage of the present value of the proved Oil and Gas Properties evaluated in such Reserve Report that the value of such Mortgaged Property represent in compliance with Section 5.15. Section 5.14. Title Information. (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 5.13(a) (or such later date as the Administrative Agent may permit in its sole discretion), Parent and the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering the proved Oil and Gas Properties evaluated by such Reserve Report as requested by the Administrative Agent covering, together with title information previously delivered to the Administrative Agent, at least eighty- five percent (85%) of the present value of the proved Oil and Gas Properties evaluated by such Reserve Report. (b) If Parent and the Borrower have provided title information under Section 5.14(a), Parent and the Borrower shall, or shall cause the applicable Loan Party to, within sixty (60) days after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties which are not Excepted Liens, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 7.2 raised by such information, (ii) substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Excepted Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least eighty-five percent (85%) of the present value of the proved Oil and Gas Properties evaluated by such Reserve Report. (c) If Parent, the Borrower or such Loan Party is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the sixty (60) day period or Parent and the Borrower do not comply with the requirements under Section 5.14(a), such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not satisfied with title to any proved Oil and Gas Property after such sixty (60) day period has elapsed, such unacceptable proved Oil and Gas Property shall not count towards

89 compliance with the requirements of Section 5.14(a), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause Parent and the Borrower to be in compliance with the requirements of Section 5.14(a). This new Borrowing Base shall become effective immediately after receipt of such notice. Section 5.15. Additional Mortgaged Property. In connection with each redetermination of the Borrowing Base, each of Parent and the Borrower shall, and shall cause its Subsidiaries to, within thirty (30) days following the request of the Administrative Agent (or such later date as the Administrative Agent may permit in its sole discretion), grant to the Administrative Agent as security for the Obligations, a first- priority Lien (other than Liens permitted by Section 7.2) on additional proved Oil and Gas Properties of Parent, the Borrower and their Subsidiaries not already subject to a Lien of the Collateral Documents which will represent in any event, when combined with all other Mortgaged Property, at least eighty-five percent (85%) of the present value of the proved Oil and Gas Properties of the Loan Parties evaluated by such Reserve Report. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its proved Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 5.12(a). Section 5.16. Further Assurances. Each of Parent and the Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents pursuant to such Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien pursuant to such Loan Documents, all at the expense of the Loan Parties. Each of Parent and the Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents. Each of Parent and the Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of Parent, the Borrower or any other Loan Party where permitted by law. A carbon, photographic or other reproduction of the Collateral Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. Section 5.17. Environmental Matters. (a) Each of Parent and the Borrower will, and will cause each other Loan Party to (i) create, handle, transport, use, or dispose of any Hazardous Material solely to the extent within the ordinary course of its business and in compliance with Environmental Laws except if such non- compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) release, any Hazardous Material on, under, about or from any of Loan Party’s Properties or any other property offsite the Property to the extent caused by such Loan Party’s operations in compliance with applicable Environmental Laws, except if non-compliance therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration,

90 remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of any Loan Party’s Properties by such Loan Party, if the failure to do so, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iv) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that each Loan Party’s obligations under this Section 5.17(a) are timely and fully satisfied. (b) Each of Parent and the Borrower will promptly after any Loan Party obtains knowledge thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against any Loan Party or their Properties of which Parent or the Borrower has knowledge in connection with any Environmental Laws if such Loan Party could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of the Threshold Amount, not fully covered by insurance, subject to normal deductibles. Section 5.18. Commodity Exchange Act Keepwell Provisions. The Borrower hereby guarantees the payment and performance of all Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the Guaranty and Security Agreement including obligations with respect to Hedging Obligations secured by the Collateral Documents (provided, however, that the Borrower shall only be liable under this Section 5.18 for the amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.18, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 5.18 shall remain in full force and effect until all Obligations (other than contingent indemnification obligations) are paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 5.18 constitute, and this Section 5.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Section 5.19. Minimum Hedging. The Borrower shall maintain on a rolling eighteen (18) months basis, Hedging Transactions covering at least, subject to the proviso at the end of this sentence, fifty percent (50%) (such percentage, as adjusted from time to time pursuant to the proviso at the end of this sentence, the “Minimum Hedging Percentage”) of the Borrower’s and its Subsidiaries’ reasonably anticipated projected net production of oil volumes from proved developed producing reserves of the Borrower and its Subsidiaries at prices reasonably satisfactory to the Administrative Agent; provided, that, (a) if on any Hedge Evaluation Date (i) the Borrowing Base Utilization Percentage as of such Hedge Evaluation Date is less than twenty-five percent (25%) and (ii) the Leverage Ratio (as reflected in the Compliance Certificate delivered on such Hedge Evaluation Date) is not greater than 1.5 to 1.0, the Minimum Hedging Percentage shall be zero percent (0%) from such date to the next succeeding Hedge Evaluation Date, and (b) if on any Hedge Evaluation Date (i) the Borrowing Base Utilization Percentage as of such Hedge Evaluation Date is equal to or greater than twenty-five percent (25%), but less than fifty percent (50%) and (ii) the Leverage Ratio (as reflected in the Compliance Certificate delivered on such Hedge Evaluation Date) is not greater than 1.5 to 1.0, the Minimum Hedging Percentage Requirement shall be twenty-five percent (25%) from such date to the next succeeding Hedge Evaluation Date. If Borrower fails to timely deliver financial statements pursuant to Section 5.1(a) or Section 5.1(b), as applicable, and an accompanying Compliance Certificate pursuant to Section 5.1(c), the Minimum Hedging Percentage

91 Requirement shall be set at fifty percent (50%) from the date such financial statements and Compliance Certificate were due until the next succeeding Hedge Evaluation Date. If on any Hedge Evaluation Date the Borrower is not in compliance with this Section 5.19 as a result of the increase in the Minimum Hedging Percentage that occurs on such Hedge Evaluation Date, the Borrower shall have thirty (30) days following such Hedge Evaluation Date to cure such non-compliance. ARTICLE VI FINANCIAL COVENANTS Each of Parent and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding: Section 6.1. Leverage Ratio. Parent will not, as of the last day of any Fiscal Quarter, permit its Leverage Ratio to be greater than 3.0 to 1.0. Section 6.2. Current Ratio. Parent will not, as of the last day of any Fiscal Quarter, permit its ratio of Current Assets to Current Liabilities to be less than 1.0 to 1.0. Section 6.3. Cure Right. Notwithstanding the foregoing, in the event that Parent and the Borrower fail to comply with the requirements of Section 6.1 or Section 6.2 for any Fiscal Quarter, then until the expiration of the tenth (10th) day subsequent to the date the Compliance Certificate calculating compliance for such Fiscal Quarter is required to be delivered pursuant to Section 5.1(c), Parent and the Borrower shall have the right to cure such failure (the “Cure Right”) by (a) (i) in the event of a failure to comply with the requirements of Section 6.1, Borrower making a prepayment of the Loans in accordance with Section 2.10 in an amount necessary to reduce Consolidated Total Debt (which prepayment shall be deemed to have occurred on the last day of such Fiscal Quarter) so that Parent and the Borrower will be in compliance with Section 6.1 as of the last day of such Fiscal Quarter, and (ii) in the event of a failure to comply with the requirements of Section 6.2, (x) Borrower making a prepayment of the Loans in accordance with Section 2.10 in an amount necessary to increase Current Assets by increasing the unused amount of the Aggregate Commitments (which prepayment shall be deemed to have occurred on the last day of such Fiscal Quarter) so that Parent and the Borrower will be in compliance with Section 6.2 as of the last day of such Fiscal Quarter, (y) Parent obtaining cash proceeds from an issuance of Capital Stock of Parent to increase Current Assets by increasing the amount of cash and cash equivalents of Parent (which receipt of cash proceeds by Parent shall be deemed to have occurred on the last day of such Fiscal Quarter), or (z) exercising any combination of the foregoing clauses (x) and (y) and (b) on the day Parent and the Borrower exercise the Cure Right, certifying to Administrative Agent and the Lenders in writing that the Cure Right has been exercised and providing an updated Compliance Certificate recalculating compliance with the covenants in Section 6.1 and Section 6.2 for which the Cure Right was exercised. Notwithstanding anything herein to the contrary, (A) there shall not be two consecutive Fiscal Quarters in which the Cure Right is exercised, (B) in each consecutive four-Fiscal Quarter period there shall be at least two Fiscal Quarters in which the Cure Right is not exercised, and (C) the Cure Right may not be exercised in more than four Fiscal Quarters during the term of this Agreement. ARTICLE VII NEGATIVE COVENANTS Each of Parent and the Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:

92 Section 7.1. Indebtedness and Preferred Equity. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness created pursuant to the Loan Documents; (b) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; (c) Indebtedness of Parent, the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed the Threshold Amount at any time outstanding; (d) Indebtedness of any Loan Party owing to any other Loan Party; provided that (i) any such Indebtedness shall be subject to Section 7.4, (ii) such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party, and (iii) any such Indebtedness shall be subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent; (e) Guarantees by a Loan Party of Indebtedness of any other Loan Party; provided that such Indebtedness is otherwise permitted by this Agreement; (f) Indebtedness of Parent, the Borrower and their Subsidiaries associated with bonds or surety obligations required by Governmental Authorities in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of such Oil and Gas Properties, worker’s compensation claims, performance, bid or other surety or bond obligations; (g) Hedging Obligations permitted by Section 7.10; (h) Indebtedness in the form of (i) accounts payable to trade creditors for goods or services, (ii) payment obligations to a Bank Product Provider under commercial cards including in connection with the payment by such Bank Product Provider of accounts payable to trade creditors of the Loan Parties for goods or services, and (iii) current operating liabilities (other than for borrowed money) which in each case is (x) incurred in the ordinary course of business, as presently conducted and (y) not more than ninety (90) days past due, unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP; (i) endorsements of negotiable instruments for collection in the ordinary course of business; (j) Indebtedness owing to insurance providers and arising in connection with the financing of insurance premium payments;

93 (k) Indebtedness under Senior Notes incurred after the date hereof and guaranties given by the Borrower or any other Loan Party that is a guarantor hereunder with respect thereto; provided that (i) no Default or Event of Default has occurred and is continuing, or would exist upon issuing such Senior Notes, (ii) on the date such Senior Notes are issued and immediately after giving effect to such issuance, Parent is in compliance on a pro forma basis with Section 6.1 of this Agreement and (iii) on the date such Senior Notes are issued (x) the Borrowing Base is reduced as required by Section 2.4(e)(ii) and (y) the Borrower has made any prepayments required by Section 2.11(b); and (l) other Indebtedness of Parent, the Borrower or their Subsidiaries in an aggregate principal amount not to exceed the Threshold Amount at any time outstanding. Each of Parent and the Borrower will not, and will not permit any Subsidiary to, issue or suffer to exist any preferred stock or other preferred equity interest that (i) is required to be redeemable in cash or pursuant to a cash sinking fund obligation or (ii) is or may become redeemable or repurchaseable in cash by Parent, the Borrower or such Subsidiary, at the option of the holder thereof as holder of such security or of holders thereof as a determined quantity of holders of such securities, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof in their capacity as holder of such securities for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Stated Termination Date. Section 7.2. Liens. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except: (a) Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without the Obligations being secured hereunder or under the Swap Intercreditor Agreement on a pari passu basis to such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.20 and Section 8.2 (if such Hedging Obligations or Bank Product Obligations are in default resulting in an Event of Default under this Agreement); (b) Excepted Liens; (c) Liens on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary; (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; (e) any Lien permitted in clauses (a)-(d) or (f)-(g) of this Section 7.2 and existing on Property of a Person (other than Parent) immediately prior to its being consolidated with or merged into a Loan Party or its becoming a Subsidiary, or any Lien existing on any Property acquired by a

94 Loan Party at the time such Property is so acquired, provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and any other Property which is an improvement or accession to such acquired Property; (f) extensions, renewals, or replacements of any Lien referred to in subsections (b) through (d) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; and (g) Liens on property not constituting Collateral and not otherwise permitted by the foregoing clauses of this Section 7.2; provided that the aggregate principal or face amount of all Indebtedness secured under this subsection shall not exceed the Threshold Amount. Section 7.3. Fundamental Changes; Nature of Business. (a) Each of Parent and the Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) the Borrower or any other Loan Party may merge with a Loan Party (other than Parent) if the Borrower (or such Loan Party if the Borrower is not a party to such merger) is the surviving Person and (ii) any Subsidiary of Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Loan Party (other than Parent) and the Borrower or such Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of such Subsidiary’s stock to another Loan Party (other than Parent). (b) Parent and the Borrower will not, and will not permit any Loan Party to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, (i) the Borrower will not, and will not permit any of its Subsidiaries to, acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States of America and (ii) Parent will not acquire any Oil and Gas Properties directly. (c) Without the prior written consent of the Administrative Agent, (i) the Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary other than a Subsidiary of which the Borrower or its Subsidiaries own all of the equity securities of such Subsidiary (other than equity attributable to management compensation plans), except for Investments permitted by Section 7.4 and (ii) Parent will not form or acquire any subsidiary directly. (d) Without the prior written consent of the Administrative Agent, Parent shall not (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower and its Subsidiaries and Unrestricted Subsidiaries (and for the avoidance of doubt, Parent shall not hold Capital Stock of any other Person) or (ii) own, lease, manage or otherwise operate any properties or assets other than (x) the Capital Stock of the Borrower and its Subsidiaries and

95 Unrestricted Subsidiaries and (y) properties and assets incidental to the ownership of the Capital Stock described in the foregoing clause (x). Section 7.4. Investments, Loans. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness (except as permitted in Section 7.1) or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary (all of the foregoing being collectively called “Investments”), except: (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries); (b) Permitted Investments; (c) Investments in the form of trade credit to customers of a Loan Party arising in the ordinary course of business and represented by accounts from such customers and accounts receivable arising in the ordinary course of business; (d) creation by Borrower and its Subsidiaries of any additional Subsidiaries domiciled in the U.S. and Unrestricted Subsidiaries in compliance with this Agreement; (e) Guarantees by Parent, the Borrower and their Subsidiaries constituting Indebtedness permitted by Section 7.1; (f) Investments made by Parent and the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary of Borrower; (g) loans or advances to employees, officers or directors of Parent, the Borrower or any of their Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed the Threshold Amount at any time outstanding; (h) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 7.4 or from accounts receivable and other similar obligations arising in the ordinary course of business, which Investments are obtained by Parent, the Borrower or any of their Subsidiaries as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations; (i) Hedging Transactions permitted by Section 7.10; (j) Investments by the Borrower and its Subsidiaries (i) in ownership interests in additional Oil and Gas Properties located within the geographic boundaries of the United States of America (including, for the avoidance of doubt, the acquisition of 100% of the Capital Stock of a Person owning such assets) or (ii) related to oil and gas mineral interests and leases owned by Borrower or a Subsidiary Loan Party or a Person that will become a Loan Party upon acquisition of such Person by Borrower or a Subsidiary Loan Party, farm-out, farm-in, joint operating, joint venture, participation or area of mutual interest agreements, gathering and processing systems, pipelines and other midstream assets or other similar arrangements in each case, which are related

96 or ancillary to Oil and Gas Properties owned by Borrower and the Subsidiary Loan Parties and which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America; (k) Investments by the Borrower and its Subsidiaries in Unrestricted Subsidiaries funded entirely by cash proceeds from an issuance of Capital Stock of Parent (excluding any cash capital contributions received for purposes of exercising the Cure Right), so long as (i) no Default or Event of Default shall exist at the time of, or immediately following, the making of such Investment and (ii) such Investment is made (x) within five (5) Business Days following a Loan Party’s receipt of such cash proceeds or (y) on a later date than the date set forth in the preceding clause (x) and such cash proceeds are held by a Loan Party in a segregated deposit account (which, for the avoidance of doubt only contains the cash capital contributions intended for such Investments) until the date invested in an Unrestricted Subsidiary; and (l) (i) other Investments the amount of which would otherwise be permitted to be paid as a Restricted Payment pursuant to Section 7.5(vi) (provided that, not greater than five (5) Business Days nor less than one (1) Business Day prior to any such Investment, Parent shall deliver a certificate signed by a Responsible Officer stating the amount of such Investment and certifying and reflecting computations reasonably satisfactory to Administrative Agent that the conditions set forth in clauses (1), (2) and (3) of Section 7.5(vi) have been satisfied and (ii) other Investments which in the aggregate do not exceed the Threshold Amount in any Fiscal Year. Section 7.5. Restricted Payments. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment for Parent, the Borrower or such Subsidiary, except: (i) declaring or making, or agreeing to pay or make, dividends payable in such entity’s Capital Stock with respect to a Loan Party or Subsidiary’s Capital Stock; (ii) Restricted Payments made by any Subsidiary to Parent or the Borrower or to another Subsidiary or by Parent or the Borrower to any Subsidiary; (iii) non-cash Restricted Payments pursuant to and in accordance with equity incentive plans or other benefit plans for management or employees or directors of Parent, the Borrower and their respective Subsidiaries; (iv) the repurchase, redemption, acquisition, cancellation or other retirement for value of Parent’s Capital Stock and the termination of options to purchase Capital Stock of Parent, in each instance, held by a former or current directors, officers and employees (or their estates, spouses or former spouses) of any Loan Party upon their death, disability, retirement or termination of employment for a maximum cash consideration not to exceed the Threshold Amount in any Fiscal Year; (v) Parent and the Borrower may make Restricted Payments in lieu of issuing fractional shares in connection with (x) the conversion of any convertible debt or (y) payment of any Restricted Payment otherwise permitted hereby; and (vi) Restricted Payments by Parent; provided, that at the time of such Restricted Payment and after giving pro forma effect to such Restricted Payment, and to any Borrowing hereunder to be made on or prior to such Restricted Payment (1) no Default or Event of Default has occurred and is continuing, or would exist upon making such Restricted Payment, (2) either (A) the pro forma Leverage Ratio upon making such Restricted Payment does not exceed

97 2.00 to 1.00 or (B) (x) the pro forma Leverage Ratio upon making such Restricted Payment exceeds 2.00 to 1.00, but does not exceed 2.50 to 1.00 and (y) the amount of such Restricted Payment does not exceed Available Free Cash Flow as of such date, (3) at the time of and after giving effect to such Restricted Payment the total Credit Exposures of the Lenders is not greater than eighty percent (80%) of the lesser of (x) the then effective Borrowing Base and (y) the Aggregate Elected Commitment Amount, and (4) not greater than five (5) Business Days nor less than one (1) Business Day prior to such Restricted Payment, Parent shall deliver a certificate signed by a Responsible Officer certifying and reflecting computations reasonably satisfactory to Administrative Agent that the conditions set forth in the foregoing clauses (1), (2) and (3) have been satisfied. Section 7.6. Sale of Properties; Termination of Hedging Transactions. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, convey, sell, lease, assign, farm-out, transfer or otherwise dispose of any of its Oil and Gas Properties or, in the case of any Subsidiary Loan Party, any shares of the Capital Stock of such Subsidiary Loan Party that owns Oil and Gas Properties, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or any other Subsidiary Loan Party (any such transaction, an “Asset Sale”), or terminate or otherwise monetize any Hedging Transaction in respect of commodities except: (a) the Asset Sale or other disposition of equipment that is (i) obsolete, uneconomic or worn out equipment disposed of in the ordinary course of business, (ii) for fair market value if no longer necessary for business of such Person or (iii) substantially contemporaneously replaced by equipment of at least comparable value and use; (b) the Asset Sale of Hydrocarbons and Permitted Investments in the ordinary course of business; (c) the Asset Sale or other disposition of any proved Oil and Gas Property by Parent, the Borrower and their Subsidiaries or any interest therein and the termination or monetization of any Hedging Transaction in respect of commodities; provided that: (i) no Default exists or, after giving effect to this Section 7.6, results from such Asset Sale of proved Oil and Gas Property or termination or monetization of any Hedging Transaction in respect of commodities (after giving effect to any prepayment required hereunder and adjustment and payment of any Borrowing Base Deficiency provided hereunder); (ii) Parent and the Borrower notify the Administrative Agent and the Lenders not less than (A) ten (10) Business Days prior to such Asset Sale of proved Oil and Gas Property (or such shorter time as the Administrative agent may agree in its sole discretion) or (B) five (5) Business Days (or such longer time as the Administrative Agent may agree) following the termination or monetization of any Hedging Transaction in respect of commodities; (iii) substantially all of the consideration received in respect of such Asset Sale or termination shall be cash, cash equivalents or the release or assumption of environmental or other liabilities related to any Oil and Gas Properties disposed of in connection therewith; provided, however, this requirement shall not apply to the termination or monetization of any Hedging Transaction in accordance with its terms or that is replaced with positions or contracts no less advantageous to the Loan Party party thereto or has expired or matured in accordance with its terms; (iv) the consideration received in respect of such Asset Sale or termination or monetization of any Hedging Transaction in respect of commodities (other than the termination or monetization of any Hedging Transaction in accordance with its terms or replaced with positions

98 or contracts no less advantageous to the Loan Party party thereto) shall be equal to or greater than the fair market value at the time of such Asset Sale of the proved Oil and Gas Property, interest therein or Subsidiary Loan Party subject of such Asset Sale, or Hedging Transaction subject of such termination or monetization at the time of the termination or monetization of such Hedging Transaction, with such value being subject in each case to applicable transaction expenses, and in the case of any Hedging Transaction applicable breakage or other agreed upon costs, replacement costs, synthetic trading transaction expenses, spreads, costs and related fees to the extent applicable and any other amounts required to be paid pursuant to any master agreement, swap agreement or any annex, schedule or protocol thereto (as reasonably determined by the board of directors (or comparable governing body) of Parent, and, if requested by the Administrative Agent, Parent shall deliver a certificate of the principal executive officer or the principal financial officer of Parent certifying to that effect; provided, however, that nothing herein shall cause the board of directors to be required to obtain or provide a fairness or valuation opinion from an investment bank, valuation firm or similar entity in making such determination); and (v) (A) such event is not a Triggering Event or (B) such event is a Triggering Event and immediately following the consummation of such event, if the Borrowing Base is redetermined pursuant to Section 2.4(e)(i), then the Borrower shall have made the payments, if any, required under Section 2.11(b) (provided that the preceding clause (B) shall be a covenant and not a condition preceding the ability to make such Asset Sale or Hedging Transaction); (d) The Asset Sale or other disposition of any Oil and Gas Property (including farmouts and acreage swaps in the ordinary course of business of undeveloped acreage or undrilled depths and assignments in connection with such farmouts and acreage swaps) that does not constitute proved reserves by Parent, the Borrower and their Subsidiaries or any interest therein; (e) transactions permitted by Section 7.5 or Section 7.7, without duplication thereto; (f) the sale, trade or other disposition of seismic, geologic or other data, licenses and similar rights; and (g) Asset Sales not otherwise permitted by this Section 7.6, the aggregate consideration of which shall not exceed $1,000,000 during any Fiscal Year. Section 7.7. Transactions with Affiliates. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (collectively, “Affiliated Transactions”), except: (a) in the ordinary course of business at prices and on terms and conditions not less favorable to Parent, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (b) Affiliated Transactions between or among the Loan Parties; (c) transactions permitted by Section 7.4 or Section 7.5 provided each such transaction meets the criteria of such provisions; (d) issuances of Capital Stock of Parent and the Borrower to the extent otherwise permitted by this Agreement;

99 (e) reimbursement or payment of outside counsel, advisory and transaction fees incurred by Affiliates relating to the operations or business of Parent, the Borrower or their Subsidiaries; and (f) compensation arrangements and customary indemnification agreements for directors (or the members of the comparable governing body), managers, officers and other employees of Parent, the Borrower and the other Loan Parties entered into in the ordinary course of business. For the avoidance of doubt, action by a member of the board of directors of Parent or management of Parent, by a member thereof, in their capacity as such person, which person is also an Affiliate shall not be deemed an Affiliated Transaction. Section 7.8. Restrictive Agreements. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any restrictive condition upon (a) the ability of Parent, the Borrower or any of their Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, in favor of Administrative Agent and the other Secured Parties with respect to the Obligations or the Loan Documents, or (b) the ability of any Loan Party to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Loan Party, to Guarantee Indebtedness of the Borrower or any other Loan Party or to transfer any of its property or assets to the Borrower or any other Loan Party; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or applicable requirements of any Governmental Authority or by this Agreement or any other Loan Document, or agreements governing Indebtedness permitted by Section 7.1(c) to the extent such restrictions govern only the asset financed pursuant to such Indebtedness, and (ii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness. Section 7.9. Sale and Leaseback Transactions. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease as lessee such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. Section 7.10. Hedging Transactions. (a) Parent and the Borrower will not, and will not permit any of their Subsidiaries to, enter into or be a party to any Hedging Transaction, other than: (i) Subject to clause (b) of this Section 7.10, Hedging Transactions by any Loan Party with a Lender-Related Hedge Provider or an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Hedging Transactions then in effect other than basis differential swaps on volumes already hedged pursuant to other Hedging Transactions) do not have the net effect to exceed, as of the date such Hedging Transaction is entered into, (A) for the period from one to twenty-four months following the date of execution of the Hedging Transaction, (1) eighty- five percent (85%) of the reasonably anticipated production of crude oil, (2) eighty-five percent (85%) of the reasonably anticipated production of natural gas and (3) eighty-five percent (85%) of the reasonably anticipated production of natural gas liquids and condensate, in each case, as such production is projected from the Loan Parties’ proved Oil and Gas Properties as set forth on the

100 most recent Reserve Report delivered pursuant to the terms of this Agreement, and (B) for the period twenty-five to forty-eight months following the date of execution of such Hedging Transaction, (1) seventy-five percent (75%) of the reasonably anticipated production of crude oil, (2) seventy-five percent (75%) of the reasonably anticipated production of natural gas and (3) seventy-five percent (75%) of the reasonably anticipated production of natural gas liquids and condensate, in each case, as such production is projected from the Loan Parties’ proved Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement. It is understood that Hedging Transactions in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes; and (ii) Subject to clause (b) of this Section 7.10, Hedging Transactions by any Loan Party with a Lender-Related Hedge Provider or an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Hedging Transactions of the Borrower then in effect effectively converting interest rates from floating to fixed) do not exceed seventy-five percent (75%) of the then outstanding principal amount of the Loan Parties’ Indebtedness for borrowed money which bears interest at a floating rate, and which Hedging Transactions shall not, in any case, have a tenor beyond the maturity date of such Indebtedness. (b) In no event shall any Hedging Transaction contain any requirement, agreement or covenant for any Loan Party to post collateral or margin to secure their obligations under such Hedging Transaction or to cover market exposures other than Hedging Transactions with the Lender-Related Hedge Providers and the Secured Third Party Hedge Providers that are secured by the Collateral Documents pursuant to the terms of this Agreement, the Swap Intercreditor Agreement and the other Loan Documents. (c) Parent and the Borrower will not, and will not permit any of their Subsidiaries to, terminate or monetize any Hedging Transaction in respect of commodities without the prior written consent of the Required Lenders, except to the extent such terminations are permitted pursuant to Section 7.6. Section 7.11. Amendment to Material Documents. Without the prior written consent of the Administrative Agent (not to be unreasonably withheld), Parent and the Borrower will not, and will not permit any of their Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any Material Agreements, except in any manner that would not have a material adverse effect on the Lenders, the Administrative Agent, or a Material Adverse Effect on Parent, the Borrower and their Subsidiaries taken as a whole. Section 7.12. Sale or Discount of Receivables. Except for receivables obtained by any Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, Parent and the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) to any Person who is not a Loan Party any of its notes receivable or accounts receivable. Section 7.13. Accounting Changes. Except with prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, or delayed), Parent and the Borrower will not, and will not permit any of their Subsidiaries to, make any material change in accounting treatment or reporting

101 practices, except as required by GAAP, or change the Fiscal Year of Parent, the Borrower or of any of their Subsidiaries. Section 7.14. Agreements Governing Senior Notes. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, enter into, amend or otherwise modify any agreements and instruments governing Indebtedness pursuant to Senior Notes, unless such agreements and instruments continue to meet the requirements of the defined term “Senior Notes” after giving effect to such entry, amendments or modifications. Section 7.15. Outbound Investment Rules. Parent and the Borrower will not, and will not permit any of its Subsidiaries or Unrestricted Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if Parent, the Borrower, such Subsidiary or such Unrestricted Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. Section 7.16. Gas Imbalances, Take-or-Pay or Other Prepayments. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, allow gas imbalances, take-or-pay obligations or other prepayments with respect to the Oil and Gas Properties of any Loan Party that would require such Loan Party to deliver Hydrocarbons on a monthly basis at some future time without then or thereafter receiving full payment therefor to exceed two percent (2%) of the value of the proved, developed, producing Oil and Gas Properties as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement in the aggregate. Section 7.17. Senior Notes. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premium or fees in respect of any Senior Notes prior to the scheduled maturity (in the case of principal) or due date (in the case of interest, premium or fees), as applicable, of any such obligations, except (a) in connection with any refinancing of Indebtedness under Senior Notes using the proceeds of Senior Notes issued in compliance with this Agreement, (b) with the proceeds of a substantially contemporaneous issuance of Capital Stock by Parent in compliance with this Agreement (including, without limitation, by way of converting or exchanging any such Indebtedness to Capital Stock of Parent), (c) with amounts that would otherwise be permitted to be paid as a Restricted Payment pursuant to Section 7.5(vi), or (d) prepayments using the Loan Parties’ cash on hand so long as immediately prior to, and at the time of, (i) such prepayment the outstanding principal balance of the Loans under this Agreement shall not exceed $0 and (ii) no Event of Default has occurred and is continuing, or would exist upon making such payment. Section 7.18. Non-Qualified ECP Guarantors. Parent and the Borrower shall not permit any Loan Party that is not a Qualified ECP Guarantor to own, at any time, any proved Oil and Gas Properties or any Capital Stock in any Subsidiaries. Section 7.19. Environmental Matters. Parent and the Borrower will not, and will not permit any of their Subsidiaries to, cause or permit any of its Property to be in any violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials in violation of or to any Remedial Work required under, any Environmental Laws, other than to the extent that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

102 Section 7.20. Sanctions and Anti-Corruption Laws. Parent and the Borrower will not, and will not permit any Subsidiary or Unrestricted Subsidiary to, request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan and/or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund, any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as an arranger, the Administrative Agent, a Lender, the Issuing Bank, underwriter, advisor, investor or otherwise) or (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws. ARTICLE VIII EVENTS OF DEFAULT Section 8.1. Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing: (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or (c) any representation or warranty made or deemed made by or on behalf of Parent, the Borrower or any of their Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate submitted to the Administrative Agent or the Lenders by any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or (d) Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.2 (with respect to clause (a) (solely for an Event of Default) or (g)), 5.3 (with respect only to Parent’s and the Borrower’s legal existence) or Article VI or VII; or (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days (or, with respect to (x) Section 5.1(b) and (y) Section 5.1(c) as it pertains to the Compliance Certificate required to be delivered concurrently with the financial statements required by Section 5.1(b), fifteen (15) days) after the earlier of (i) any officer of Parent or the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to Parent or the Borrower by the Administrative Agent or any Lender; or

103 (f) (i) Parent, the Borrower or any of their Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness prior to the stated maturity thereof; or any such Material Indebtedness shall be declared to be due and payable, or required to be prepaid, purchased, defeased or redeemed (other than by a regularly scheduled required prepayment or redemption) in each case prior to the stated maturity thereof or (ii) there occurs under Hedging Transactions, as to which Parent, the Borrower or any of their Subsidiaries is a party, an Early Termination Date (as defined in such applicable Hedging Transactions) resulting from (A) any event of default that occurs and is continuing under such Hedging Transactions as to which Parent, the Borrower or any of their Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof, individually or in the aggregate, is greater than the Threshold Amount and is not paid following the notice periods, rights and remedies provided for in the documentation of such Hedging Transactions or (B) any Termination Event (as so defined) under such Hedging Transactions as to which Parent, the Borrower or any of their Subsidiaries is an Affected Party (as so defined) and the Hedge Termination Value owed by Parent, the Borrower or such Subsidiary as a result thereof is, individually or in the aggregate, greater than the Threshold Amount and is not paid following the notice periods, rights and remedies provided for in the documentation of such Hedging Transactions; or (g) Parent, the Borrower or any of their Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent, the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent, the Borrower or any of their Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent, the Borrower or any of their Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (i) Parent, the Borrower or any of their Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

104 (j) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Parent, the Borrower and or their Subsidiaries in an aggregate amount exceeding the Threshold Amount, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding the Threshold Amount, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding the Threshold Amount; or (k) any final judgment or order by a Government Authority (which cannot be contested by appropriate proceedings) for the payment of money less any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers do not dispute coverage, in excess of the Threshold Amount in the aggregate (but not including in such aggregate, amounts paid, or appealed as contemplated by this subsection) shall be rendered against Parent, the Borrower or any of their Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order as a result of nonpayment of such judgment or order in a timely manner or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (l) any non-monetary judgment or order shall be rendered against Parent, the Borrower or any of their Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (m) a Change in Control shall occur or exist; or (n) any provision of the this Agreement, the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under this Agreement, the Guaranty and Security Agreement or any other Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to the terms of this Agreement or the Collateral Documents including pursuant to Section 9.11); or (o) with respect to the Collateral Documents, any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral purported to be covered thereby, with the priority required by the applicable Collateral Documents, subject to the exceptions set forth herein or therein; then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest, further notice of intent to accelerate, notice of acceleration, or other notice of any kind (other than as provided in this paragraph), all of which are hereby waived by Parent and the Borrower, (iii) exercise all remedies contained in any other Loan Document, (iv) require that the Borrower cash collateralize the LC Exposure (in an amount equal to 105% of the LC Exposure) to the extent the Letter of Credit Obligations

105 are not otherwise paid or cash collateralized at such time and (v) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g), (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest, further notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Parent and the Borrower (and the Borrower shall automatically be required to cash collateralize the LC Exposure (in an amount equal to 105% of the LC Exposure) to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time). Section 8.2. Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises and during its continuance shall be applied as follows: (a) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full; (b) second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses and indemnities of the Administrative Agent and the Issuing Banks then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full; (c) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full; (d) fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full; (e) fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations which are due and owing, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations; (f) sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and (g) seventh, to the extent any proceeds remain, to the Borrower and the other Loan Parties or their successors or assigns or as otherwise provided by a court of competent jurisdiction. All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Banks and the Lenders as cash collateral for the LC Exposure, such

106 account to be administered in accordance with Section 2.21(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider, the Lender-Related Hedge Provider or the Secured Third Party Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. ARTICLE IX THE ADMINISTRATIVE AGENT Section 9.1. Appointment of the Administrative Agent. (a) Each Lender and each Issuing Bank irrevocably appoints Truist Bank, as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. (b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all the benefits and immunities (but not the obligations) (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the LC Documents pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Banks with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks. (c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

107 Section 9.2. Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Document. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of Parent or the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, the Borrower or any of their Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Section 8.1) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent or attorneys-in- fact. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent accountants and other experts selected by it concerning all matters pertaining to its duties, and shall not be liable for any action taken or not taken by it in accordance the advice of any such counsel, account or experts. Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Left Lead Arranger, the Issuing Banks, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or

108 thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank, as applicable, for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, as applicable, and not for the purpose of investing in the general performance or operations of Parent or the Borrower or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities laws. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, as applicable, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Each of the Lenders and Issuing Banks acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender or Issuing Bank (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby. Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Section 8.1) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Section 8.1) where required by the terms of this Agreement. Section 9.5. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts. Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise

109 or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its branches and Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Parent, the Borrower or any Subsidiary or Affiliate of Parent or the Borrower as if it were not the Administrative Agent hereunder. Section 9.7. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as the Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank; (ii) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement reasonably satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. To the extent the retiring Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring Administrative Agent shall at or reasonably promptly following its resignation cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the respective Issuing Banks ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement. (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

110 (c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.24(a), then any Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank effective at the close of business Charlotte, North Carolina time on the Business Day specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). Section 9.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Section 9.9. The Administrative Agent May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of

111 reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 9.10. Authorization to Execute Other Loan Documents. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute on behalf of such Lender or Issuing Bank, as applicable, all Loan Documents (including, without limitation, the Collateral Documents and any intercreditor and subordination agreements) other than this Agreement. Section 9.11. Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, including Section 7.6, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and (b) to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section. Section 9.12. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Parent, the Borrower, the Administrative Agent, each Lender and each Issuing Bank hereby agree that (i) no Lender or Issuing Bank shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms hereof and the Collateral Documents, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders and the Issuing Banks (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition. Section 9.13. Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider, Lender-Related Hedge Provider or Secured Third Party Hedge Provider that obtains the

112 benefits of Section 8.2, the Swap Intercreditor Agreement, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall, except as provided in the Swap Intercreditor Agreement, have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, except as provided in the Swap Intercreditor Agreement, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider, Lender-Related Hedge Provider or Secured Third Party Hedge Provider, as the case may be. Section 9.14. Authority to Release Guarantors, Collateral and Liens. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that the Administrative Agent is permitted or required to release pursuant to Section 7.6 or that is otherwise permitted to be sold or released pursuant to the terms of the Loan Documents, to confirm that expired leases and plugged and abandoned wells are no longer Collateral, and to release from the Collateral Documents any Guarantor that is permitted to be sold or disposed of, pursuant to the terms of the Loan Documents. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to a Loan Party, at such Loan Party’s sole cost and expense, any and all releases of the Guaranty and Security Agreement or other Collateral Documents, Liens, termination statements, assignments or other documents reasonably requested by such Loan Party in connection with any sale or other disposition of Property to the extent such sale or other disposition or the release of such Collateral is permitted by the terms of Section 7.6 or is otherwise authorized by the terms of the Loan Documents. Section 9.15. Erroneous Payments. (a) If the Administrative Agent notifies a Lender, an Issuing Bank or a Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Bank or a Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

113 (b) Without limiting immediately preceding clause (a), each Lender, each Issuing Bank or each Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Bank or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b). (c) Each Lender, Issuing Bank and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect

114 to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 10.4 (but excluding, in all events, any assignment consent or approval requirements), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that, the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment. (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party (provided that, clause (d) and (e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent), except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 9.16. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Left Lead Arranger, Joint Lead Arrangers, the Sole Bookrunner or the Co-Syndication Agent identified on the cover page of this Agreement shall have any powers, duties or obligations whatsoever in such

115 capacity under this Agreement or any of the other Loan Documents, and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities provided for hereunder. ARTICLE X MISCELLANEOUS Section 10.1. Notices. (a) Written Notices. (i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: To the Borrower: Riley Exploration - Permian, LLC 29 E. Reno Avenue, Suite 500 Oklahoma City, OK 73104 Attention: Philip Riley and Brent Williams Facsimile Number: (405) 415-8698 Email Address: brentwilliams@rileypermian.com Telephone Number: 405-415-8688 To Parent: Riley Exploration Permian, Inc. 29 E. Reno Avenue, Suite 500 Oklahoma City, OK 73104 Attention: Philip Riley and Brent Williams Facsimile Number: (405) 415-8698 Email Address: brentwilliams@rileypermian.com Telephone Number: 405-415-8688 To the Administrative Agent: Truist Bank 303 Peachtree Street, N.E., 25th Floor Mail Code 7662 Atlanta, GA 30308 Attention: Agency Services Manager Facsimile Number: (404) 221-2001 Email Address: agency.services@truist.com With a copy to (for information purposes only): Truist Securities 1400 Post Oak Blvd, 7th Floor Houston, TX 77056 Attention: Cliff Vaz Email Address: cliff.vaz@truist.com and

116 Haynes and Boone, LLP 1221 McKinney, Suite 4000 Houston, TX 77010 Attention: Kraig Grahmann Facsimile Number: (713) 236-5524 Email Address: kraig.grahmann@haynesboone.com Telephone Number: (713) 547-2048 To Truist Bank, as Issuing Bank: Truist Bank Letter of Credit and Trade Services 7701 Airport Center DR, Suite 2600 Greensboro, NC 27409 Telephone Number: (800) 951-7847 Facsimile Number: (336) 605-5830 SWIFT: BRBTUS33GBO To any other Issuing Bank: the address, facsimile number, electronic mail address or telephone number as shall be designated by such Issuing Bank in a notice to the other parties hereto To any other Lender: the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire Any party hereto may change its address, facsimile number or other contact information for notices and other communications hereunder by notice to the other parties hereto. The Administrative Agent or Parent and the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications as provided in Section 10.1(b). (ii) Any agreement of the Administrative Agent, any Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Parent and the Borrower. The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Parent and the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to Parent, the Borrower or any other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

117 (b) Electronic Communications. (i) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices b electronic communication. The Administrative Agent or Parent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (iii) Parent and the Borrower agree that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system. (IV) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF PARENT AND THE BORROWER HEREUNDER (COLLECTIVELY, “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the

118 Administrative Agent or such Related Party; provided that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications except as a result of Administrative Agent or such Related Party’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform. (c) Telephonic Notices. In the case of any notices or other communications expressly permitted hereunder to be given by telephone, such notice shall be made (i) if to Parent, the Borrower, the Administrative Agent or an Issuing Bank, to the applicable telephone number set forth in Section 10.1(a)(i) and (ii) if to any other Lender, to the telephone number in its Administrative Questionnaire. (d) All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement shall be effective upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in paragraph (b) above and effective as provided in such paragraph; provided that notices and other communications to the Administrative Agent and an Issuing Bank pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Section 10.2. Waiver; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between Parent or the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by Parent or the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against

119 Parent, the Borrower and the other Loan Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (iii) any Lender or Issuing Bank from exercising setoff rights in accordance with Section 10.7 (subject to the terms of Section 2.20) or (iv) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to Parent, the Borrower or any other Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.1 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.20, any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders. (b) Except as otherwise expressly provided in this Agreement, including, without limitation, as provided in Section 2.15 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents, nor consent to any departure by Parent, the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent and the Borrower and the Required Lenders, or Parent and the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the spe- cific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall: (i) increase the Commitment or Elected Commitment of any Lender without the written consent of such Lender; (ii) increase the Borrowing Base without the written consent of each Lender; (iii) modify Section 2.4 in any manner without the consent of each Lender; provided that a Scheduled Redetermination may be postponed by the Required Lenders; (iv) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than to waive any Default or Event of Default or obligation of the Borrower to pay Default Interest, which shall only require the consent of the Required Lenders), or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby; (v) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts payable hereunder or reduce the amount of, waive or excuse any such payment or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby; (vi) (A) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, (B) change Section 2.7 in a manner that would alter the pro

120 rata sharing of Commitment reductions required thereby, or (C) change Section 8.2 in a manner that would alter the pro rata sharing of payments or the order of application required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby; (vii) change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (viii) release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under the Guaranty and Security Agreement, without the written consent of each Lender; or (ix) (A) release all or substantially all Collateral securing any of the Obligations without the written consent of each Lender or (B) subordinate (1) the payment priority of the Obligations to any other Indebtedness or other obligations including any other class of Loans hereunder or (2) except with respect to Liens permitted under Section 7.2(d), the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, in any such case, without the written consent of each Lender (provided, however, in no event shall this clause (B) restrict any “debtor in possession” financing (which includes a roll-up of the Obligations)); provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or any Issuing Bank without the prior written consent of such Person. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Parent, the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of Parent and the Borrower, only, amend, modify or supplement any Loan Document to cure any obvious error, ambiguity, omission, mistake, defect or inconsistency or any error or omission of a technical nature. Section 10.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses incurred by the Administrative Agent and the Left Lead Arranger, including the reasonable fees and expenses of counsel for the Administrative Agent and the Left Lead Arranger (but limited to one primary outside counsel for the Administrative Agent and the Left Lead Arranger), in connection with the syndication of the credit facility provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof

121 (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of such one primary outside counsel and, if necessary, in the case of an actual or perceived conflict of interest as determined in good faith by legal counsel for the Administrative Agent, any Issuing Bank, or the Lenders, one additional counsel) incurred by the Administrative Agent, the Issuing Banks or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Left Lead Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees of counsel for the Indemnitees (but limited to one (1) legal counsel for all such Indemnitees collectively and, to the extent necessary, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel if reasonably required for all such Indemnitees collectively and, if necessary, in the case of an actual or perceived conflict of interest as determined in good faith by legal counsel for the Indemnitees, one additional counsel (and, if necessary, one regulatory counsel and one local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnitees)), incurred by any Indemnitee arising out of or relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent, the Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to Parent, the Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Parent, the Borrower, any other Loan Party, regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted (x) from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a dispute solely among Indemnitees provided that such claim does not involve an act or omission of any Loan Party and such claim is not brought against the Administrative Agent or an Issuing Bank, in each case in its capacity as such, or (z) a claim brought by Parent, the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder. This Section 10.3 shall not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) The Borrower shall pay, and hold the Administrative Agent, each Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp,

122 documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent or any Issuing Bank under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Bank, as the case may be, such Lender’s pro rata share (in accordance with its respective Commitment (or Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such. (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS, AND THE OTHER PARTIES HERETO, SHALL NOT ASSERT, AND EACH HEREBY WAIVES, ANY CLAIM AGAINST THE OTHERS (INCLUDING ANY INDEMNITEE), ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO ACTUAL OR DIRECT DAMAGES) ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, ANY LOAN OR ANY LETTER OF CREDIT OR THE USE OF PROCEEDS THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL LIMIT OR BE DEEMED TO LIMIT (I) PARENT AND THE BORROWER’S OBLIGATION TO INDEMNIFY THE INDEMNITEES FOR ANY SUCH CLAIMS BROUGHT BY THIRD PARTIES OR (II) ANY DAMAGES THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR THE LENDERS ARE EXPRESSLY PERMITTED TO COLLECT PURSUANT TO THE LOAN DOCUMENTS. (f) All amounts due under this Section shall be payable promptly after written demand therefor. Section 10.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that each of Parent and the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

123 (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less and $5,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Credit Exposure or the Commitments assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless if shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; and (C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Commitments. (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.19. (v) No Assignment to the certain Persons. No such assignment shall be made to (A) Parent, the Borrower or any of their Affiliates (including Unrestricted Subsidiaries) or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon

124 becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle, or trust for or owned or operated for the primary benefit of a natural person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. (c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and

125 maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”. (d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or any Issuing Bank, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates (including Unrestricted Subsidiaries) or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that is described in clauses (i) through (x) of Section 10.2(b) and that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.17, Section 2.18 and Section 2.19, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to Section 2.22 as though it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.17 or Section 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any Participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a lender, provided that such Participant agrees to be subject to Section 2.20 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

126 (f) A Participant shall not be entitled to receive any greater payment under Sections 2.17 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.19(e) and 2.19(f) as though it were a Lender. Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York (without giving effect to the conflict of law principles thereof). (b) EACH OF PARENT AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DISTRICT COURT OR NEW YORK STATE COURT COURTS OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH APPELLATE COURTS. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrower or their properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause. (c) Each of Parent and the Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent

127 permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law. Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.7. Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Parent or the Borrower, any such notice being expressly waived by Parent and the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Parent or the Borrower or any of their respective Subsidiaries that are Subsidiary Loan Parties at any time held or other obligations at any time owing by such Lender and Issuing Bank to or for the credit or the account of Parent or the Borrower or any of their respective Subsidiaries that are Subsidiary Loan Parties against any and all Obligations held by such Lender or Issuing Bank, as the case may be, irrespective of whether such Lender or Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and Issuing Bank agrees promptly to notify the Administrative Agent and Parent or the Borrower, as applicable, after any such set-off and any application made by such Lender or Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Issuing Bank agree to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by Parent, the Borrower and any of their Subsidiaries to such Lender or Issuing Bank, as the case may be. Notwithstanding anything herein to the contrary, there shall be no right of set-off with respect to reserve accounts established by any Loan Party attributable to third party working interest or royalty interest owners to the extent of amounts held in such account that belong to third party working interest and royalty interest owners. Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken

128 together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof. Section 10.9. Survival. All covenants, agreements, representations and warranties made by Parent and the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.17, 2.18, 2.19(c), and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Parent, the Borrower or any of their Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by Parent, the Borrower or any of their Subsidiaries, other than any such information that is available to the Administrative Agent, such Issuing Bank or such Lender on a non-confidential basis prior to disclosure by Parent, the Borrower or any of their Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, such Issuing Bank or such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Parent, the Borrower or any of their Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to Parent, the Borrower

129 and their obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (x) with the consent of Parent and the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern. The Left Lead Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize its engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder. In addition, the Administrative Agent, the Lenders, the Issuing Bank and the Left Lead Arranger may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending industry, which information may consist of deal terms and other information customarily found in Gold Sheets and similar industry publications. For the avoidance of doubt, nothing in this Section 10.11 shall prohibit or impede any Person from voluntarily disclosing or providing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person. Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person. Section 10.13. Waiver of Effect of Corporate Seal. Each of Parent and the Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Parent and the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents. Section 10.14. Patriot Act and Beneficial Ownership Regulation. The Administrative Agent, each Lender and each Issuing Bank hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

130 Section 10.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Parent, the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent, the Left Lead Arranger and/or the Lenders are arm’s- length commercial transactions between Parent, the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Left Lead Arranger and the Lenders, on the other hand, (B) each of Parent, the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Parent, the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Left Lead Arranger and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) none of the Administrative Agent and the Lenders have no obligation to Parent, the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Left Lead Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent, the Left Lead Arranger and the Lenders has no obligation to disclose any of such interests to Parent, the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Parent, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Left Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 10.17. Certain ERISA Matters.

131 (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 10.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a

132 “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 10.18, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 10.19. Electronic Signature. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in

133 connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Section 10.20. SWAP INTERCREDITOR AGREEMENT. EACH LENDER HEREBY (A) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER AND BE PARTY TO THE SWAP INTERCREDITOR AGREEMENT ON ITS BEHALF, (B) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT’S RIGHTS AND TO COMPLY WITH ALL OF THE ADMINISTRATIVE AGENT’S OBLIGATIONS UNDER THE SWAP INTERCREDITOR AGREEMENT, (C) AGREES THAT THE ADMINISTRATIVE AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SWAP INTERCREDITOR AGREEMENT, AND (D) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SWAP INTERCREDITOR AGREEMENT SUCH LENDER, AND EACH ITS AFFILIATES THAT ARE LENDER-RELATED HEDGE PROVIDERS OR BANK PRODUCT PROVIDERS (AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF. Section 10.21. Reallocation of Maximum Loan Amount Under Existing Credit Agreement; Amendment and Restatement. (a) The Lenders have agreed among themselves, in consultation with the Borrower, to, immediately prior to the occurrence of the Closing Date of this Agreement, adjust their respective Maximum Loan Amounts (as defined in the Existing Credit Agreement), Elected Commitments (as defined in the Existing Credit Agreement) and Pro Rata Shares (as defined in the Existing Credit Agreement). Effective on the occurrence of the Closing Date, Administrative Agent, the Borrower, the Lenders and Issuing Bank consent to the following: (i) the reallocation of the Maximum Loan Amounts under the Existing Credit Agreement so that each Lender’s Maximum Loan Amount, Elected Commitment and Pro Rata Share under this Agreement is as set forth on Schedule II to this Agreement and (ii) the reallocation of the participations in Letters of Credit under the Existing Credit Agreement in accordance with each Lender’s Pro Rata Share as set forth on Schedule II to this Amendment. On the occurrence of the Closing Date, after giving effect to such reallocation, the Maximum Loan Amount, Elected Commitment and Pro Rata Share of each Lender under this Agreement shall be as set forth on Schedule II to this Agreement. The reallocation of the Maximum Loan Amounts under the Existing Credit Agreement among the Lenders party hereto shall be deemed to have been consummated on the occurrence of the Closing Date pursuant to the terms of the Assignment and Acceptance attached as Exhibit A to the Existing Credit Agreement as if the Lenders had executed an Assignment and Acceptance under the Existing Credit Agreement with respect to such reallocations. Administrative Agent hereby waives the $3,500.00 processing fee set forth in Section 10.4(b)(iv)(B) of the Existing Credit Agreement with respect to the reallocations contemplated by this Section 10.21(a). (b) The parties hereto agree that this Agreement amends and restates the Existing Credit Agreement in its entirety. All obligations under this Agreement are in renewal, extension

134 and modification, but not novation or discharge of the existing Loans or other obligations outstanding under the Existing Credit Agreement. (remainder of page left intentionally blank)

Signature Page to Amended and Restated Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWER: RILEY EXPLORATION - PERMIAN, LLC By: /s/ Philip Riley Name: Philip Riley Title: Chief Financial Officer PARENT: RILEY EXPLORATION PERMIAN, INC. By: /s/ Philip Riley Name: Philip Riley Title: Chief Financial Officer

Signature Page to Amended and Restated Credit Agreement ADMINISTRATIVE AGENT, ISSUING BANK, AND LENDER: TRUIST BANK, as the Administrative Agent, as the Issuing Bank and as a Lender By: /s/ Greg Krablin Greg Krablin Director

Signature Page to Amended and Restated Credit Agreement LENDER: KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Lesley Appou Lesley Appou Vice President

Signature Page to Amended and Restated Credit Agreement LENDER: FIRST HORIZON BANK, as a Lender By: /s/ W. David McCarver IV W. David McCarver IV Senior Vice President

Signature Page to Amended and Restated Credit Agreement LENDER: ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender By: /s/ Matt Lang Matt Lang Senior Vice President – Amegy Division

Signature Page to Amended and Restated Credit Agreement LENDER: FIFTH THIRD BANK, N.A. AS SUCCESSOR, BY MERGER TO COMERICA BANK as a Lender By: /s/ Robert Kret Robert Kret Executive Director

Signature Page to Amended and Restated Credit Agreement LENDER: MIDFIRST BANK, as a Lender By: /s/ Jed Ferguson Jed Ferguson Senior Vice President

Signature Page to Amended and Restated Credit Agreement LENDER: MIZUHO BANK, LTD., as a Lender By: /s/ Edward Sacks Edward Sacks Managing Director

Signature Page to Amended and Restated Credit Agreement LENDER: CITIZENS BANK, N.A., as a Lender By: /s/ Parker Mears Parker Mears Senior Vice President

Signature Page to Amended and Restated Credit Agreement LENDER: TEXAS CAPITAL BANK, as a Lender By: /s/ Nupur Kumar Nupur Kumar Executive Director

SCHEDULE I Schedule I to Amended and Restated Credit Agreement Applicable Margin and Applicable Percentage Pricing Level Borrowing Base Utilization Percentage Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Percentage for Unused Commitment Fee I < 25% 2.75% per annum 1.75% per annum 0.375% per annum II ≥ 25% but < 50% 3.00% per annum 2.00% per annum 0.375% per annum III ≥ 50% but < 75% 3.25% per annum 2.25% per annum 0.500% per annum IV ≥ 75% but < 90% 3.50% per annum 2.50% per annum 0.500% per annum V ≥ 90% 3.75% per annum 2.75% per annum 0.500% per annum Applicable Margin and Applicable Percentage as of the Qualifying Senior Notes Date Pricing Level Borrowing Base Utilization Percentage Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Percentage for Unused Commitment Fee I < 25% 2.50% per annum 1.50% per annum 0.375% per annum II ≥ 25% but < 50% 2.75% per annum 1.75% per annum 0.375% per annum III ≥ 50% but < 75% 3.00% per annum 2.00% per annum 0.500% per annum IV ≥ 75% but < 90% 3.25% per annum 2.25% per annum 0.500% per annum V ≥ 90% 3.50% per annum 2.50% per annum 0.500% per annum

SCHEDULE II

Pro Rata Shares, Elected Commitments and Maximum Loan Amounts

Lender	Pro Rata Share	Elected Commitment	Maximum Loan Amount
Truist Bank	15.55555555%	$70,000,000.00	$155,555,555.55
Citizens Bank, N.A.	12.88888889%	$58,000,000.00	$128,888,888.89
Fifth Third Bank, N.A. As Successor, By Merger To Comerica Bank	12.88888889%	$58,000,000.00	$128,888,888.89
KeyBank National Association	12.88888889%	$58,000,000.00	$128,888,888.89
Mizuho Bank, Ltd.	12.88888889%	$58,000,000.00	$128,888,888.89
First Horizon Bank	10.66666667%	$48,000,000.00	$106,666,666.67
Zions Bancorporation, N.A. dba Amegy Bank	7.77777778%	$35,000,000.00	$77,777,777.78
MidFirst Bank	7.22222222%	$32,500,000.00	$72,222,222.22
Texas Capital Bank	7.22222222%	$32,500,000.00	$72,222,222.22
TOTAL	**100.0000000%**	**$450,000,000.00**	**$1,000,000,000.00**

Schedule II to Amended and Restated Credit Agreement